LOAN AGREEMENT

THIS LOAN AGREEMENT is entered into effective as of July 20, 2021, by and between **ANDERSON MHP LLC**, a South Carolina limited liability company ("**Borrower**"), and **VANDERBILT MORTGAGE AND FINANCE, INC.**, a Tennessee corporation ("**Lender**").

RECITALS

A. Subject to the terms and provisions hereof, Lender has agreed to make available certain credit for the purposes set forth herein; and

B. Borrower and Lender desire to enter into this Agreement in order to set forth the terms, provisions and conditions governing the credit availability and the disbursement of the proceeds described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Lender agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. In addition to the other terms defined herein, the following terms shall have the meanings specified below:

"**Advance**" means any and all extensions of credit made pursuant to this Agreement, the Note, or any Loan Document, including any renewal, amendment, extension or modification thereof. The terms "**Advance**" and "**Loan**" (or the plural forms thereof) are used interchangeably in this Agreement.

"**Agreement**" means this Loan Agreement, including all exhibits hereto, as the same may be amended, modified or supplemented from time to time.

"**Affiliate**" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"**Affiliated Home Owner**" means GVEST Anderson Homes LLC, a Delaware limited liability company.

"**Assignment of Management Agreement**" means that certain Assignment of Management Agreement executed by Mobile Homes Rentals LLC, a North Carolina limited liability company, in favor of Lender of even date herewith, as the same may be amended, modified or supplemented from time to time.

"**Assignment of Ownership**" means that certain Assignment of Ownership Interests executed by the sole member of Borrower in favor of Lender of even date herewith, as the same may be amended, modified or supplemented from time to time.

"**Business Day**" means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the State of Tennessee.

"**Closing Date**" means the date first above written, or on such other date as the parties elect.

"**Code**" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

"**Community**" means, individually and collectively, the manufactured housing community known as: Chambert Forest located on the Premises owned and operated by Borrower at 101 Amy St., Anderson, SC, consisting of approximately 11 Pad Sites (each on separate real estate parcels), and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Chambert Community**"); the manufactured housing community known as Springfield located on the Premises owned and operated by Borrower at 6312 Highway 81 S., Starr, SC, consisting of approximately 4.91 acres with 20 Pad Sites, and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Springfield Community**"); the manufactured housing community known as Middleton Mobile Home Park located on the Premises owned and operated by Borrower at 1615 Middleton Rd., Anderson, SC, consisting of approximately 5.4 acres with 14 Pad Sites, and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Middleton Community**"); the manufactured housing community known as Roosevelt Mobile Home Park located on the Premises owned and operated by Borrower at 3301 Jerry Dr., Anderson, SC 29624, consisting of approximately 1.408 acres with 9 Pad Sites, and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Roosevelt Community**"); the manufactured housing community known as Elrod Mobile Home Park located on the Premises owned and operated by Borrower at 23 Jerry Dr., Anderson, SC 29624, consisting of approximately 3.015 acres with 12 Pad Sites, and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Elrod Community**"); the manufactured housing community known as Westside Mobile Home Park located on the Premises owned and operated by Borrower at 100 Green Cherry Rd., Anderson, SC 29625, consisting of approximately 6.3 acres with 24 Pad Sites, and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Westside Community**"); the manufactured housing community known as Sunrise Mobile Home Park located on the Premises owned and operated by Borrower at 301 True Temper Rd., Anderson, SC 29624, consisting of approximately 8.3 acres with 32 Pad Sites, and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Sunrise Community**"); the manufactured housing community known as Beaverdam Mobile Home Park located on the Premises owned and operated by Borrower at 2101 Little Beaver Creek Rd., Williamston, SC 29697, consisting of approximately 14.85 acres with 30 Pad Sites, and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Beaverdam Community**"); the manufactured housing community known as Pendleton Mobile Home Park located on the Premises owned and operated by Borrower at 729 Greenville St., Pendleton, SC 29670, consisting of approximately 6.15 acres with 20 Pad Sites, and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Pendleton Community**"); the manufactured housing community known as Mayfield Mobile Home Park located on the Premises owned and operated by Borrower at 813 Mayfield School Rd., Belton, SC 29627, consisting of approximately 4.27 acres with 8 Pad Sites, and certain building improvements and related amenities, landscaping, roads, and infrastructure (the "**Mayfield Community**");

"**Community Rules**" means written rules and regulations that govern the conduct of tenants for and at the Community.

"**Conditions Precedent**" means those matters or events that must be completed or must occur or exist prior to Lender's being obligated to fund the Advance, including, but not limited to, those matters described in Article III hereof.

"Debt" means, with respect to any Person, all obligations of such Person, contingent or otherwise, which in accordance with sound and consistently applied accounting practices would be classified on a balance sheet of such Person as liabilities of such Person, but in any event including (a) liabilities secured by any mortgage, pledge or lien existing on Property owned by such Person and subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed by such Person, (b) all indebtedness and other similar monetary obligations of such Person, (c) all guaranties, obligations in respect of letters of credit, endorsements (other than endorsements of negotiable instruments for purposes of collection in the ordinary course of business), obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of Debt of others and other contingent obligations in respect of, or to purchase, or otherwise acquire, or advance funds for the purchase of, Debt of others, (d) all obligations of such Person to indemnify another Person to the extent of the amount of indemnity, if any, which would be payable by such Person at the time of determination of Debt, and (e) all obligations of such Person under capital leases.

"Debt Service" has the meaning set forth in Section 5.19(b).

"Debt Service Coverage Ratio" has the meaning set forth in Section 5.19(b).

"Default" means the occurrence of any event which except for the passage of time or the delivery of notice with an opportunity to cure would be an Event of Default.

"Default Rate" means the maximum lawful rate of interest permitted by law. The term **"maximum lawful rate of interest"** as used herein means a rate of interest equal to the higher or greater of the following: (a) the **"applicable formula rate"** defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

"Environmental Claim" has that meaning ascribed thereto in the Environmental Indemnity.

"Environmental Indemnity" means that certain Environmental Indemnity Agreement executed by Borrower and Guarantors in favor of Lender of even date herewith, as the same may be amended, modified or supplemented from time to time.

"Environmental Laws" has that meaning ascribed thereto in the Environmental Indemnity.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

"Event of Default" means the occurrence of any event or condition specified in Article VII hereof.

"GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Governmental Requirements" means all laws, rules, regulations, ordinances, judgments, decrees, codes, orders, injunctions, notices and demand letters of any Governmental Authority.

"Gross Cash Flow" has the meaning set forth in Section 5.19(b).

"**Guarantors**" means, collectively, Raymond M. Gee, GVEST Anderson Homes LLC, and any other guarantor, surety, or accommodation party with respect to the Loan, and any heir or permitted successor or assign of the foregoing; individually, each is a "**Guarantor**."

"**Guaranty**" or "**Guaranties**" means, individually and collectively, any guaranty agreement, from a Guarantor to Lender, guarantying the payment and performance of the Note and Loan Documents, as the same may be amended, modified or supplemented from time to time.

"**Hazardous Substances**" has that meaning ascribed thereto in the Environmental Indemnity.

"**Home Owner**" means a Person other than Borrower who owns a Manufactured Home located or to be located in the Community.

"**Indebtedness**" means any and all amounts and liabilities of any nature owing or to be owing by Borrower to Lender from time to time, including, without limitation, the Loan, all fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of Borrower to Lender, whether now existing or hereafter incurred, liquidated or unliquidated, direct or contingent, joint or several, matured or unmatured, and whether in connection with this Agreement or otherwise, or in connection with loans, participation interests, drafts, notes, banker's acceptances, letters of credit, guarantees, or overdrafts of any of Borrower's checking, savings, or other accounts maintained with Lender.

"**Leases**" has that meaning ascribed thereto in the Security Instrument.

"**Lien**" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, work performed or material supplied upon the Premises, or trust receipt or a lease, consignment, or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting the Property, except for the Permitted Encumbrances set forth in the Security Instrument. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that Borrower has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

"**Loan**" shall have the meaning set forth in Section 2.1.

"**Loan Documents**" means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, on, or after the Closing Date), including, without limitation, this Agreement, the Note, the Security Documents, the Guaranties, the Environmental Indemnity, the Assignment of Management Agreement, the Assignment of Ownership, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Lender's request, all as the same may be amended, modified or supplemented from time to time.

"**Loan to Value**" has the meaning set forth in Section 5.19(a).

"**Manufactured Home**" means a "manufactured home" as that term is defined in the Manufactured Housing Construction and Safety Standards Act of 1974 as amended (42 U.S.C. Chapter 70), and in 24 C.F.R Section 3280.2, and any related fixtures and personal property; collectively, "**Manufactured Homes**".

"**Material Adverse Effect**" or "**Material Adverse Change**" means any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, that causes a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower, (b) the ability of the Borrower or the Guarantors to perform any of their respective obligations under the Loan Documents, (c) the rights and remedies of the Lender under any of the Loan Documents or the first priority Lien in favor of Lender under any of the Loan Documents, or (d) the legality, validity or enforceability of any of the Loan Documents.

"**Maturity Date**" has that meaning ascribed thereto in the Note.

"**Net Income**" has the meaning set forth in Section 5.19(b).

"**Note**" means that certain $4,160,000.00 Promissory Note issued of even date herewith by Borrower to the order of Lender, as the same may be amended, modified or supplemented from time to time.

"**Obligations**" means the obligations and undertakings of Borrower to: (a) pay the Indebtedness; (b) pay the principal of and interest on the Note in accordance with the terms thereof, including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency reorganization or like proceeding relating to the Borrower whether or not claim for post-filing or post-petition interest is allowed in such proceeding, and to satisfy all other liabilities and obligations, reimbursement obligations, fees, expenses, indemnification, and reimbursement payments costs and expenses, including all fees and expenses of counsel to Lender, incurred pursuant to this Agreement or any other Loan Document, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals extensions modifications or refinancings thereof; (c) repay to Lender all amounts advanced by Lender hereunder, under the Loan Documents or otherwise on behalf of Borrower, including, without limitation, advances for overdrafts, principal or interest payments to secured parties, mortgagees, or lienors, and for taxes, levies, insurance, rent, repairs to the Premises, or expenses related to actions to comply with Environmental Laws; (d) perform all obligations, duties and covenants owing, arising or due from Borrower to Lender of any kind or nature, present or future, howsoever created, which arise under any Loan Document, whether direct or indirect, now existing or hereafter incurred; and (e) to reimburse Lender, on demand, for all of Lender's costs and expenses as further described herein.

"**Pad Site**" means a lot and all appurtenances thereto designated as a pad site on the Premises that is eligible to be leased to a Person under a Lease and "Pad Sites" means more than one Pad Site.

"**PBGC**" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"**Permitted Encumbrances**" has that meaning ascribed thereto in the Security Instrument.

"**Permitted Liens**" means the following:

(a) Liens on the Premises securing the Obligations;

(b) Liens for taxes not delinquent or that are being contested in good faith and by appropriate actions and for which adequate reserves in accordance with GAAP have been established on the books of Borrower; and

(c) Liens securing purchase money debt or Debt arising under capitalized leases, which are permitted hereunder; provided that in each case any such Lien attaches only to the specific item(s) of property or asset(s) acquired or financed with the proceeds of the corresponding Debt.

"**Person**" means any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

"**Plan**" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower and covered by Title IV of ERISA or to which Section 412 of the Code applies.

"**Premises**" means the real property and improvements known as the Chambert Community, the Springfield Community, the Middleton Community, the Roosevelt Community, the Elrod Community, the Westside Community, the Sunrise Community, the Beaverdam Community, the Pendleton Community, and the Mayfield Community, all as further described as the "Mortgaged Property" in the Security Instrument.

"**Principal Office**" means the principal office of Lender located at 500 Alcoa Trail, Maryville, Tennessee 37804.

"**Property**" or "**Properties**" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible, and includes, without limitation, the Premises.

"**Rent Roll**" has the meaning set forth in Section 4.20.

"**Security Agreement**" means that certain Security Agreement and Assignment of Rents and Leases executed by Affiliated Home Owner in favor of Lender of even date herewith, as the same may be amended, modified or supplemented from time to time.

"**Security Documents**" means any and all security agreements, deeds of trust, mortgages, assignments of rents and leases, pledge agreements, or any other agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, creating, evidencing or providing security at any time for the Obligations, including, without limitation, the Security Instrument and the Security Agreement.

"**Security Instrument**" means that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Borrower in favor of Lender of even date herewith, as the same may be amended, modified or supplemented from time to time, granting a lien to Lender upon the Property described therein.

"**Subsidiary**" means, at the time as of which any determination is being made, any corporation, company, partnership, or other entity of which more than fifty percent (50%) of the issued and outstanding voting securities is owned or controlled, directly or indirectly, by Borrower.

"**Title Policy**" means that certain loan policy of title insurance, issued on the date the Security Instrument is first recorded in the applicable real property records, by Stewart Title Guaranty Company (Commitment No. 21000140068), in the amount of the Note with Lender named as the insured thereunder, and insuring the first priority lien of the Security Instrument against the Premises, containing only exceptions which are approved by Lender and such endorsements as requested by Lender.

"**UCC**" means the Uniform Commercial Code as in effect on the date hereof in the State of Tennessee, as it may be amended from time to time; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Property is governed by the Uniform Commercial Code in effect in another jurisdiction, then "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for this limited purpose of perfection.

Section 1.2 **References**. Where the context requires, the use of singular numbers or pronouns shall include the plural and vice versa, and the use of pronouns of any gender shall include any other gender.

ARTICLE II
THE LOAN

Section 2.1 **Loan**. Subject to the Conditions Precedent and pursuant to the terms of the Loan Documents, Lender agrees to extend credit to Borrower on the Closing Date in the principal amount of Four Million One Hundred Sixty Thousand and No/100 Dollars ($4,160,000.00) (the "**Loan**"). The execution and delivery of this Agreement by the Borrower and the satisfaction of all Conditions Precedent shall be deemed to constitute the Borrower's request to borrow the Loan on the Closing Date. Interest shall accrue on the outstanding principal balance of the Loan as set forth in the Note. All terms and provisions of repayment shall be as set forth in the Note.

Section 2.2 **Purpose of Loan**. The proceeds of the Loan shall be used by Borrower for the purchase of the Premises and certain Manufactured Homes located thereon, and to pay fees and closing costs associated thereto. To the extent that Borrower requests that Lender fund any Advance to any party other than Borrower, such Advance shall be deemed made to Borrower, and Borrower shall be fully liable for repayment thereof in accordance with the terms of the Loan Documents.

Section 2.3 **Prepayments**. Borrower may at any time and from time to time, prepay all or part of the outstanding principal balance of the Note, subject to the payment of certain prepayment premiums as described below (each a "**Prepayment Premium**"). Payments under this Section may be applied to the obligations of Borrower to Lender in the order and manner as the Lender in its discretion may determine.

(a) In the event Borrower prepays the Note at any time on or prior to the first annual anniversary of the date of the Note, Borrower shall, at the time of prepayment, pay to Lender an exit fee equal to 3.00% of the principal amount being prepaid on the Note.

(b) If the prepayment occurs after the first annual anniversary of the date of the Note but on or prior to the third annual anniversary of the date of the Note, Borrower shall, at the time of prepayment, pay to Lender an exit fee equal to 2.00% of the principal amount being prepaid on the Note.

(c) If the prepayment occurs after the third annual anniversary of the date of the Note but on or prior to the fifth annual anniversary of the date of the Note, Borrower shall, at the time of prepayment, pay to Lender an exit fee equal to 1.00% of the principal amount being prepaid on the Note.

Section 2.4 **Payments to Principal Office; Debit Authority**. The payments under the Note (including any prepayment and payment of interest) shall be made to Lender at its Principal Office for the account of Lender in United States dollars and in immediately available funds. Borrower hereby agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Lender may otherwise have, Lender shall be entitled, at its option, to offset balances held by Lender at any of its offices against any principal of or interest on the Obligations hereunder which is not paid when due by reason of a

failure by Borrower to make any payment when due to Lender (regardless whether such balances are then due to Borrower), in which case Lender shall promptly notify Borrower, provided that its failure to give such notice shall not affect the validity thereof.

Section 2.5 **Usury**. Lender and Borrower intend to conform strictly to applicable usury laws as presently in effect. Accordingly, Borrower and Lender agree that, notwithstanding anything to the contrary herein or in any agreement executed in connection with or as security for this Agreement, the sum of all consideration that constitutes interest under applicable law which is contracted for, charged, or received in connection herewith shall under no circumstance, including without limitation any circumstance in which the Obligations have been accelerated or prepaid, exceed the maximum lawful rate of interest permitted by applicable law. Any excess interest shall be credited to the outstanding Obligations or, if the Obligations shall have been paid in full, refunded to Borrower, by the holder hereof.

Section 2.6 **Limitation of Advance.** The Loan shall not exceed the lesser of (a) $4,160,000.00; (b) eighty percent (80%) of the "as-is" appraised value of the Premises and any Manufactured Homes acquired by Borrower or Affiliated Home Owner arising from Borrower's purchase of the Premises; or (c) eighty percent (80%) of the purchase price of the Premises and any Manufactured Homes acquired by Borrower or Affiliated Home Owner arising from Borrower's purchase of the Premises.

Section 2.7 **Security Interest in Manufactured Homes.**

(a) Until the Obligations are paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been paid and/or performed, Affiliated Home Owner shall grant to Lender a security interest in those Manufactured Homes set forth on Schedule 4.21 and such other collateral security as set forth in the Security Agreement.

(b) Affiliated Home Owner shall have the right to sell any of its Manufactured Homes and Lender shall release its security interest in such Manufactured Homes, under the following conditions:

(i) there shall be no Event of Default currently existing under this Agreement;

(ii) immediately upon the sale of such Manufactured Home, Affiliated Home Owner shall have paid to the Lender an amount equal to $12,000.00, which such amounts shall be applied as a prepayment of the Loan, provided, however that no Prepayment Premium shall be applied to any such prepayment of the Loan made under this Section 2.7(b)(ii).

(c) Lender will execute and deliver to Affiliated Home Owner all documents and filings reasonably required by Affiliated Home Owner to release Lender's security interest in the Manufactured Home and the original certificate of title for the Home held by Lender. Borrower agrees to pay all reasonable fees and expenses of Lender incurred in connection therewith including reasonable outside attorneys' fees.

(d) At Borrower's and Affiliate Home Owner's request, and in order to accommodate their tax considerations, Lender has agreed to specify within this Agreement that Borrower and Affiliated Home Owner have allocated (or will allocate) on their records some amount of the Loan to the Premises purchased and some amount of the Loan to the Manufactured Homes purchased. Lender notes that Borrower and Affiliated Home Owner wish to allocate $1,932,000 of the Loan to the Manufactured Homes and the balance of the Loan to the Premises purchased. For avoidance of doubt, Lender is not agreeing to allocate, limit, split, or otherwise modify the Loan on Lender's

records in any way or fashion and nothing in this subsection shall limit Borrower's or any Guarantors' liability and obligations hereunder or under any Loan Document.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Advance. The obligation of Lender to make the Advance to Borrower is subject to the Conditions Precedent that Lender shall have received all of the following, in form and substance satisfactory to Lender and its legal counsel in their sole discretion:

(a) Closing Statement. A fully executed copy of a detailed closing statement in a form and substance acceptable to Lender, which includes a complete description of Borrower's sources and uses of funds on the Closing Date;

(b) Executed Loan Documents. The original counterparts of all Loan Documents fully executed by the applicable parties;

(c) Resolutions/Consents. A copy of the resolutions or written consents of Borrower, approving the Loan and Borrower's purchase of the Premises, and authorizing the execution and delivery of the Loan Documents;

(d) Organizational Documents. A copy of the articles of organization and operating agreement, with all amendments thereto, of Borrower, certified to Lender;

(e) Certificate of Existence. Certified certificates of existence and good standing and authority for Borrower and each entity that is an owner of Borrower, from each applicable state of jurisdiction;

(f) Existence, Governance, and Authority. Those items, documents, and certificates set forth in subsections (c) through (e) above for Affiliated Home Owner, each entity that is an owner of Borrower, and each entity manager of Borrower or Borrower's Property;

(g) UCC, Bankruptcy, Litigation, Judgment, Tax and Liens Search. Such UCC, bankruptcy, litigation, judgment, tax, and Lien searches on Borrower and Borrower's Property, as Lender requires;

(h) Financial Statements; Tax Returns. Financial statements and most recent tax returns of Borrower and Guarantors in form and substance acceptable to Lender and verification of liquidity for each Guarantor;

(i) Certified Rent Roll. The Rent Roll (as defined herein);

(j) Reserved;

(k) Copies of Purchase Documents. If requested by Lender, copies of all fully executed documents, with all statements, schedules, and exhibits, and all amendments thereto, providing Borrower the rights to acquire the Premises and Property and vesting in Borrower legal ownership in the same, including all deeds, bills of sale, and assignments;

(l) Management Agreement. Copies of all fully executed management agreements related to the Premises, the Communities, or the operation and management of Borrowers' business

on the Premises, with all statements, schedules, and exhibits, and all amendments thereto, along with an Assignment of Management Agreement to Lender duly executed by the applicable parties;

(m) Opinion of Counsel. An opinion of counsel for Borrower and each entity that is an owner of Borrower (which counsel must be satisfactory to the Lender) with respect to such legal matters relating hereto as the Lender may request;

(n) Title Insurance. The Title Policy (or a binding commitment from the title insurer to issue the same) with respect to the Premises dated as of the Closing Date and in the form and manner required hereunder, and evidence that all premiums, fees and expenses in respect thereof have been paid;

(o) Flood Certification. A flood certification report covering the Premises;

(p) Survey. A copy of a current ALTA Land Title Survey with the current "minimum standard detail" and such additional "Table A" requirements as Lender may reasonably request all certified to Lender and the title insurance insurer;

(q) Appraisal. A current appraisal of the Premises, along with a review of such appraisal;

(r) Environmental Report. A copy of a Phase 1 Environmental Report in respect of the Premises that is reasonably satisfactory to Lender, together with a reliance letter confirming that Lender may rely fully on the contents thereof;

(s) Property Condition Report. A copy of a property condition report of the Premises;

(t) Additional Reports. A copy of any environmental, soil, traffic, feasibility, or like reports or studies obtained by Borrower or on Borrower's behalf in connection with the Premises;

(u) Pad Lease. The form of Lease to be used for all future leases of Pad Sites upon the Premises as approved by Lender;

(v) Master Lease. A master lease between Borrower and Affiliated Home Owner, and Borrower and any Affiliate of Borrower that owns Manufactured Homes located or to be located upon the Premises;

(w) Guidelines. The application, screening, underwriting, credit, and/or review criteria determined by Borrower in the exercise of Borrower's prudent business judgment to qualify tenants and/or Home Owners to enter into a Lease, all as approved by Lender;

(x) Community Rules. The form Community Rules to be used for all tenants of Pad Sites upon the Premises as reasonably approved by Lender;

(y) Evidence of Insurance and/or Bond. Satisfactory evidence of all insurance required under Section 5.8 hereof;

(z) Loan Fee. A loan fee equal to $41,600.00;

(aa) Costs and Expenses. Satisfactory evidence that all costs and expenses required under Section 5.15 hereof have been paid in full;

(bb) Additional Funds. Satisfactory evidence that all additional funds required to purchase the Premises shall have been provided (or will be provided) by Borrower at Closing;

(cc) Releases. Such payoffs, releases, termination statements, and subordination, nondisturbance and attornment agreements required by Lender to assure its priority interest in Borrower's Property and the Premises; and

(dd) Other. Such other approvals, opinions, documents or instruments as the Lender may reasonably request, including, without limitation, any document requested or required by Lender or Lender's counsel on any pre-Closing checklists, certificates, or questionnaires.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

As an inducement to Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to Lender that as of the date of the execution of this Agreement:

Section 4.1 Existence and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

Section 4.2 Power and Authorization. Borrower has the requisite power and authority to own its Property and to transact the business in which Borrower is now engaged, or proposes to be engaged in, and is duly authorized and empowered to execute and deliver, and to perform and observe the terms and provisions of, this Agreement and the other Loan Documents executed, or to be executed by Borrower, and to carry out the transactions contemplated hereby and thereby. All action on Borrower's part required to be taken for the due execution, delivery and performance of this Agreement and the other Loan Documents has been duly and effectively taken.

Section 4.3 Validity of Loan. This Agreement constitutes, and each of the other Loan Documents when executed, acknowledged and delivered, as appropriate, will constitute the legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Section 4.4 Title to Property; Priority. Borrower has good and marketable title to the Premises and Borrower's Properties. With the exception of Permitted Liens and the Permitted Encumbrances, Borrower is the owner of its Properties, including without limitation the Premises, free and clear from any lien, security interest, or encumbrance.

Section 4.5 No Default, Legal Bar or Resultant Lien. The execution, delivery and performance by Borrower of this Agreement, the other Loan Documents, and the consummation of the transactions contemplated herein and therein, does not and will not: (a) contravene any provisions of its articles of organization or operating agreement; (b) cause Borrower to be in default under or violate any provision of any law, ordinance, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having application to Borrower or to any of its Properties; (c) result in any breach of, or constitute any default under any agreement, contract, lease or instrument to which Borrower is a party or by which Borrower or any of its Properties may be bound or affected; or (d) result in, or require, the creation or imposition of any lien upon or with respect to any of the Property now owned or hereafter acquired by Borrower other than those liens contemplated by the Loan Documents.

Section 4.6 No Consent. With respect to the execution, delivery and performance of this Agreement and the other Loan Documents, Borrower does not and will not require any registration with, consent or approval of, notice to, or action by, any other Person.

Section 4.7 Financial Statements. The financial statements for Borrower delivered to Lender in connection herewith are true, complete and correct in all material respects, and fairly and accurately reflect the assets, liabilities, financial condition and the results of the operations of Borrower as of and for the periods set forth therein, and have been prepared in accordance with GAAP consistently applied. There have been no Material Adverse Changes since the date of the most recent financial statements of Borrower delivered to Lender.

Section 4.8 No Judgments/Litigation. There are no outstanding or unpaid judgments against Borrower. There are no legal, judicial, regulatory, administrative, or arbitration proceedings, investigations, or other claims, actions, suits or proceedings of any nature pending, or, to Borrower's knowledge and not disclosed in writing to Lender, threatened against or affecting Borrower, and no event has occurred or condition exists, which with the giving of notice, or the passage of time, or both, could give rise to any such claims, actions, suits or proceedings, except claims, actions, suits or proceedings that are fully covered by insurance, or which, if adversely determined, would not have any Material Adverse Effect.

Section 4.9 Compliance with Laws. Borrower is in compliance in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority affecting Borrower or Borrower's Properties, including without limitation all Environmental Laws.

Section 4.10 Environmental Matters. The Borrower (a) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) has not become subject to any Environmental Claim, (c) has not received notice of any claim with respect to any Environmental Claim, or (d) knows of no basis for any Environmental Claim.

Section 4.11 ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA. Borrower has not incurred any material "accumulated funding deficiency" within the meaning of ERISA, and has not incurred any material liability to PBGC in connection with any Plan.

Section 4.12 Condition of Premises. On the Closing Date, Borrower's Property has not been damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

Section 4.13 Tax Returns/Taxes. All federal, state and local tax returns of Borrower required to be filed have been filed, and all federal, state and local taxes, assessments, fees or other governmental charges imposed upon Borrower, which are due and payable, have been paid, except where Borrower promptly and diligently contests in good faith by appropriate proceedings and Borrower has established adequate reserves therefore in accordance with GAAP.

Section 4.14 Broker's or Finder's Fee. No broker's or finder's fee or commission is or will be payable in connection with this Agreement, the transactions contemplated hereby, or the transactions consummated with the Advances of the Loan. Borrower hereby agrees to save harmless and indemnify Lender from and against any claims, demands, actions, suits, proceedings, or liabilities, including Lender's reasonable and actual attorneys' fees and costs of suit, arising out of or in connection with any such fee or commission.

Section 4.15 Insurance. All insurance required hereunder or within any Loan Document is currently in force and paid up.

Section 4.16 Continuing Representations and Warranties. All representations and warranties made by Borrower in this Agreement shall survive the making of the Advance contemplated hereby and the closing, execution, and delivery of this Agreement and the Loan Documents.

Section 4.17 Disclosure. The Borrower has disclosed to the Lender all material agreements, instruments, and partnership or other restrictions to which the Borrower is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or the Guarantors to the Lender in connection with this Agreement or any other Loan Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

Section 4.18 Community.

(a) The Community is located on the Premises and is lawfully owned and operated by Borrower.

(b) Construction of the Community is complete.

(c) The Community and the use of the Premises comply with all Governmental Requirements applicable to Manufactured Homes and ownership and management of manufactured home communities, including but not limited to any statutes, rules and regulations pertaining to the construction, installation and maintenance of Manufactured Homes and manufactured home communities, including, but not limited to, Manufactured Home Park Tenancy Act, S.C. CODE ANN. § 27-47-10, et seq. (2020), laws concerning licensing of mobile homes, S.C. CODE ANN. § 31-17-310, et seq. (2020), laws concerning protection of title to and interests in manufactured homes, S.C. CODE ANN. § 56-19-210, 265, and 500, et seq. (2020), and rules and regulations promulgated by the South Carolina Manufactured Housing Board as authorized pursuant to S.C. CODE ANN. § 40-29-5 – 380 (2020), including, but not limited to S.C. CODE ANN. REGS. 79-1 – 44 (2020), equal opportunity, anti-discrimination, fair housing, environmental protection, zoning, density and land use ("legal, non-conforming" status with respect to uses or structures will be considered to comply with zoning and land use requirements for the purposes of this representation).

(d) All public and private utilities on the Premises comply with all Governmental Requirements, including, but not limited to local conditions and code requirements.

(e) There is no evidence of any illegal activities at the Community.

(f) Borrower has complied with and is in compliance with all Governmental Requirements applicable to the development, ownership and operation of the Community.

(g) [Reserved]

(h) The Community consists of approximately the number Pad Sites as set forth in the definition of Community.

(i) The percentage of Manufactured Homes owned by Affiliates of Borrower that are located on the Premises and that are rented by or available for rental by tenants does not exceed twenty-five percent (25%) of the total number of Manufactured Homes located on the Premises.

(j) All Manufactured Homes in the Community conform to the requirements of the federal Manufactured Home Construction And Safety Standards of 1974 (42 U.S.C. chap. 70; 24 C.F.R. Part 3280).

(k) The Community has established and has full access to all public utility services necessary for the operation of the Community and such utility services are available through public or private easements or rights of way at the boundaries of the Premises, including water, electricity, telephone facilities, and sewage.

(l) No portion of the Premises is located in an area identified by the Federal Emergency Management Agency (or any successor thereto) as a "Special Flood Hazard Area".

Section 4.19 Community Operation.

(a) Borrower does not engage in the retail sale or financing of Manufactured Homes.

(b) Neither Borrower nor Affiliated Home Owner rents Manufactured Homes under Leases providing that upon payment of the stipulated rent or a nominal charge, Borrower shall convey title to the Pad Site to the lessee.

(c) Borrower has adopted and implemented Community Rules that are appropriate and enforceable and maintain the viability and physical condition of the Community, a copy of which has been delivered to Lender.

(d) There are no other agreements between Borrower and any Home Owner other than the Leases and the Community Rules.

(e) Borrower has complied with all Governmental Requirements applicable to (1) each Home Owner's application to rent a Pad Site, (2) the advertising, soliciting, leasing and making of each Lease, (3) the development, ownership and operation of the Community, including but not limited to the Federal Trade Commission Act and all rules and regulations promulgated thereunder; 24 C.F.R. Part 201 concerning manufactured home location standards; the Equal Credit Opportunity Act and all rules and regulations promulgated thereunder; the Fair Credit Reporting Act and all rules and regulations promulgated thereunder; the Fair Housing Act and all rules and regulations promulgated thereunder; the Real Estate Settlement Procedures Act, and all other applicable Federal, state, and local laws, regulations, rules, and ordinances, as any of the foregoing from time to time may be amended.

Section 4.20 Leases.

(a) The rent roll attached hereto as Schedule 4.20 (the "**Rent Roll**") is true, complete and correct as of the date thereof, and the Premises is not subject to any Leases other than the Leases described in the Rent Roll. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in the Premises or right to occupy the same except under and pursuant to the provisions of a Lease. The Leases identified on the Rent Roll are in full force and effect and there are no defaults thereunder by either party, and, to the knowledge of Borrower, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The forms of the Leases delivered to Lender are true and correct copies of the Lease forms used by Borrower, and there are no oral agreements with respect thereto. Any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such

tenant. The tenants under the Leases evidenced by the Rent Roll have accepted possession of and are in occupancy of all of their respective Pad Site and have commenced the payment of full, unabated rent under the Leases. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the rents received therein which is still in effect. To Borrower's knowledge, no tenant listed on the Rent Roll has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease.

(b) All Leases for Pad Sites by Home Owners are on forms that are customary for similar manufactured home communities in the same geographical location, and contain terms that: (i) are for initial terms of at 12 months and not more than 2 years (unless otherwise approved in writing by Lender), (ii) list Borrower as the landlord and owner therein, (iii) subordinate the Lease to the mortgage lien of Lender, and (iv) require payment of rents and other amounts payable by Home Owners be payable to Borrower.

(c) All Leases for Pad Sites by Home Owners include a provision requiring that tenants comply with all laws, rules and regulations applicable to manufactured homes and manufactured home communities, including any laws, rules and regulations promulgated by the U.S. Department of Housing and Urban Development and the Community Rules.

(d) All Leases for Pad Sites by Home Owners are bona fide leases made to Home Owners that are required to locate a Manufactured Home thereon.

(e) All Leases for Pad Sites entered into following the Closing Date require Home Owners to maintain property damage insurance to ensure the Manufactured Homes are protected from loss or damage from fire and other hazards.

Section 4.21 Affiliate-Owned Manufactured Homes. The Manufactured Homes listed and described on Schedule 4.21 attached hereto are owned by Affiliated Home Owner.

ARTICLE V
AFFIRMATIVE COVENANTS

Borrower hereby covenants and agrees with Lender that:

Section 5.1 Financial Statements.

(a) As soon as available, and in any event within ninety (90) days after the close of Borrower's fiscal year, Borrower shall furnish Lender with (i) company prepared unaudited financial statements of Borrower, setting forth the balance sheet and the statement of income and cash flow of Borrower for such year, in each case in comparative form to the figures for the previous fiscal year all in reasonable detail and prepared in accordance with sound and consistently applied accounting principles and certified as true and correct in all material respects by the manager of Borrower, all as acceptable to Lender in form and substance, and (ii) a current rent roll and operating statement for the Premises and Community, all in reasonable detail and certified as true and correct in all material respects by the manager of Borrower, all as acceptable to Lender in form and substance. As soon as available, and in any event within thirty (30) days of when such were due to be filed (or within thirty (30) days after the last date of any extension period, if applicable), Borrower shall furnish Lender with a copy of all tax returns (including all schedules and statements) of Borrower. Borrower shall also furnish to Lender such additional financial information as may be reasonably requested by Lender from time to time.

(b) As soon as available, and in any event within ninety (90) days after the close of each calendar year, Borrower shall cause to be furnished to Lender personal financial statements and contingent debt schedules of each Guarantor in each case in comparative form to the figures for the previous year all in reasonable detail and prepared in accordance with sound and consistently applied accounting principles, all as acceptable to Lender in form and substance. As soon as available, and in any event within thirty (30) days of when such were due to be filed (or within thirty (30) days after the last date of any extension period, if applicable), Borrower shall cause to be furnished to Lender copies of all tax returns (including all schedules and statements) of each Guarantor. Borrower shall also cause to be furnished to Lender such additional financial information of each Guarantor as may be reasonably requested by Lender from time to time.

(c) As soon as available, and in any event within thirty (30) days after the end of each calendar quarter, Borrower shall furnish Lender the following: (i) company prepared unaudited financial statements of Borrower, setting forth the balance sheet and the statement of income and cash flow of Borrower for such calendar quarter, in each case in comparative form to the figures for the previous calendar quarter all in reasonable detail and prepared in accordance with sound and consistently applied accounting principles and certified as true and correct in all material respects by the manager of Borrower, all as acceptable to Lender in form and substance; (ii) a rent roll and delinquency report of all Leases of the Premises, and such other information as Lender may reasonably require all certified as true and correct in all material respects by the manager of Borrower, all as reasonably acceptable to Lender in form and substance; and (iii) all Borrower's account statements for the prior calendar quarter for all Borrower's operating deposit accounts from which Borrower manages all revenue and expenses of Borrower's business.

(d) On the same date as delivery of the reports in subsection (c) for the period ending December 31st, a compliance certificate from the manager of Borrower (i) containing all information and calculations necessary for determining compliance by Borrower with the financial covenants in Section 5.19 of this Agreement which require compliance as of the end of each calendar year, (ii) containing Borrower's calculation of such financial covenant, and (iii) stating that Borrower has not obtained any knowledge of any Event of Default or any event that, upon notice or lapse of time or both, would constitute an Event of Default.

Section 5.2 Notice. Borrower will promptly give Lender written notice of the occurrence of any of the following, which notice shall be accompanied by a written statement of an officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto:

(a) the occurrence of a Default or Event of Default hereunder;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower which, if adversely determined, could reasonably be expected to result in a Material Adverse Change;

(c) the occurrence of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA;

(d) the occurrence of any event or any other development by which the Borrower (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Claim, (iii) receives notice of any claim with respect to any Environmental Claim,

or (iv) becomes aware of any basis for any Environmental Claim and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(e) the receipt by Borrower of any notice, written or oral, from any laborer, contractor or materialman to the effect that any laborer, contractor or materialman has not been paid when due for any labor or materials furnished upon the Premises; and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Change.

Section 5.3 Existence. Borrower shall do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its existence, material rights, licenses, permits and franchises and conduct and operate its business in substantially the manner in which it is presently conducted and operated (subject to changes in the ordinary course).

Section 5.4 Books and Records. Borrower will at all times keep and maintain complete and accurate books and records of its operations in connection with the Premises. Borrower's books and records shall at all times be maintained at the address for Borrower set forth in this Agreement. Upon not less than three (3) days advanced written notice to Borrower (or twenty-four (24) hours advanced written notice to Borrower upon the occurrence and continuance of an Event of Default), Lender, or any of its agents, employees, or representatives, shall have the right to visit Borrower's place or places of business, at intervals determined by Lender, and, without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to Borrower's operations. Lender shall have the right to discuss such matters with Borrower's officers and accountants at all times.

Section 5.5 Compliance. Borrower will comply in all material respects with all laws, ordinances, rules, regulations, judgments, orders, injunctions, writs and decrees of any Governmental Authority, or any court or similar entity established by any of them, to which Borrower, or any of Borrower's Property, the Premises, or any other Property described in the Loan Documents is subject (including without limitation all Environmental Laws). In addition, Borrower shall promptly obtain and maintain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder, the Loan Documents, or to carry on its business in the ordinary course. Notwithstanding the foregoing, as soon as possible, but in no event later than five (5) business days after the Closing Date, Borrower shall (i) file with the appropriate state and/or local agency completed and executed applications for the assignment, conveyance, and/or new issuance of any and all licenses and permits required of Borrower to operate the Community on the Premises ("**Applications**"), (ii) pay the required filing fee, and (iii) provide Lender evidence of the foregoing items (i) – (ii). The Applications shall list the Borrower as the licensee or permit holder thereunder. Lender must receive a copy of all current and valid permits and licenses, within sixty (60) days from the Closing Date.

Section 5.6 ERISA Information and Compliance. Except to the extent that a failure to do so will not result in a Material Adverse Change, Borrower will comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower is a party or is otherwise subject.

Section 5.7 Intervening Liens and Encumbrances. Borrower shall satisfy and pay all claims for labor or materials, rents, and other obligations that, if unpaid, will or might become a lien against Borrower's Property, except where Borrower promptly and diligently contests in good faith by appropriate proceedings and Borrower has established adequate reserves therefor. In the event any such liability or

obligation is contested by Borrower in good faith, then upon Lender's request, Borrower shall establish reserves with Lender.

Section 5.8 **Insurance**. Borrower will obtain and maintain, in amount, form and substance, and with insurers satisfactory to Lender, and shall provide to Lender annual evidence of, the following insurance:

(a) Fire and Extended Coverage. Fire, hazard and extended coverage, all-risks insurance protecting against, but not limited to, fire, theft, malicious mischief, vandalism, and such other hazards as Lender may require Borrower to carry for the Premises for the full insurable value thereof on a replacement cost claim recovery basis, containing standard non-contributing mortgagee loss payable clauses and subrogation clauses, and an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of any such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(b) Public Liability. Comprehensive public liability insurance on an "occurrence basis" insuring Borrower and Lender against claims for personal injury, including, without limitation, bodily injury, death or property damage, occurring on, in or about the Premises, and the adjoining streets, sidewalls and passageways in an amount of not less than $2,000,000.00 per occurrence, naming Lender as an additional insured, and containing an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(c) Worker's Compensation. Worker's compensation insurance covering Borrower, as required by applicable law, which shall contain an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(d) Flood. If any of the Premises is located in an area designated as having special flood hazards, flood insurance insuring the Premises shall contain an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(e) Business Interruption/Loss of Rents Insurance. Business interruption or loss of rents insurance covering Borrower for a term of at least six (6) months which shall contain an agreement to notify Lender in writing at least thirty (30) days prior to any cancellation or amendment of such policy. Copies of such policy, together with appropriate endorsements thereto, and evidence of the payment of the premiums thereon, shall be promptly delivered to Lender upon request. Said insurance shall be carried in full force and effect for the duration of the Loan.

(f) Additional Insurance. Such other insurance, in such amounts and for such terms, as may from time to time be reasonably required by Lender insuring against such other casualties or losses which at the time are commonly insured against by those in Borrower's business or in the

case of premises similarly situated, due regard being given to Borrower's Property, the height and type of the improvements thereon, and the construction, location, use and occupancy thereof.

Section 5.9 Collection of Insurance Proceeds. In the event of loss pertaining to the Premises ("**Loss**"), Borrower shall give immediate written notice to the insurance carrier and Lender. All insurance proceeds shall be paid to Lender and shall be placed in a separate trust account with Lender to be disbursed in accordance with this Agreement. In the event that any insurance company fails to disburse directly and solely to Lender, but disburses instead either solely to Borrower or to Borrower and Lender jointly, Borrower agrees to immediately endorse and transfer such proceeds to Lender. Upon failure of Borrower to endorse and transfer such proceeds to Lender, Lender may execute such endorsements or transfers for and in the name of Borrower and Borrower hereby irrevocably appoints Lender as Borrower's agent and attorney-in-fact so to do. Provided that no Default or Event of Default has occurred hereunder or but for the passage of time or the giving of notice, or both, would have occurred and is continuing, (i) Borrower may adjust, compromise and settle any claim hereunder subject to obtaining the prior written consent of Lender and (ii) after deducting from said insurance proceeds any expenses incurred in collecting or handling the proceeds and paying same to Lender, Borrower may, at Borrower's option, direct the net proceeds to be applied either (1) as a credit on the principal of the Note, whether then matured or to mature in the future, or (2) to the repair or restoration of the Premises if Borrower complies with the conditions provided in this paragraph. Until disbursed to pay for the cost of repairing or restoring the Premises, Lender shall have a security interest in the insurance proceeds and other funds at any time held by it pursuant to this paragraph.

If Borrower elects to direct the net proceeds to be applied to the repair or restoration of the Premises, Lender shall make the insurance proceeds available to Borrower to pay all or a portion of the costs of repairing or restoring the Premises to as nearly as practicable the condition of the Premises immediately preceding the Loss, provided that such funds shall be made available to Borrower only on compliance with the following conditions: (i) within forty-five (45) days of a Loss, Borrower shall notify Lender of Borrower's intention to use the insurance proceeds to repair or restore the Premises to as nearly as practicable their condition immediately prior to the Loss; (ii) Lender shall have determined, in its reasonable judgment, that sufficient funds (including the insurance proceeds) are available or committed on terms satisfactory to Lender to complete and pay for the restoration and repair of the Premises in accordance with all then applicable building code requirements; (iii) funds available to Borrower shall be dedicated and sufficient to pay during the period required to restore or repair the Premises the required payments of principal of and interest on the Note and all unabated operating expenses of the Premises; and (iv) the Contractor shall be approved by Lender and the contract between Borrower and the Contractor shall be submitted to, and approved by Lender. Any funds required in addition to the insurance proceeds to complete and pay for the cost of restoring the Premises shall be the first funds applied to pay such costs; thereafter, as such restoration or repair progresses, Lender will make periodic payments from the insurance proceeds to Borrower in accordance with the general procedures of Lender applicable to the disbursement of construction loans, to include, in Lender's sole discretion, the use of a third-party construction inspector at Borrower's expense to certify the progress of construction. If no election is made by Borrower within sixty (60) days of the Loss, Lender may apply the insurance proceeds as a credit on the Note or any portion thereof, whether then matured or to mature in the future.

Section 5.10 Right to Effect Insurance. In case of Borrower's failure to keep the Premises so insured, Lender or its assigns, may, at its option (but shall not be required to) effect such insurance at Borrower's expense.

Section 5.11 Indemnification.

(a) Borrower shall indemnify Lender, its successors and assigns, any Person who may acquire any participation or other interest in any Obligation, and every director, officer, employee

and affiliate of any thereof (individually, an "**Indemnitee**") with respect to, and hold each Indemnitee harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto but excluding under this Section income tax liabilities) which may be imposed on, incurred by, or asserted against such Indemnitee, in any way relating to or arising out of the Loan or the Loan Documents ("**Indemnification Liabilities**"); provided that no Indemnitee shall have the right to be indemnified hereunder for its own willful misconduct or gross negligence. Borrower shall reimburse each Indemnitee on demand from time to time for all Indemnification Liabilities incurred by such Indemnitee. Each Indemnitee will promptly notify Borrower of the commencement of any proceeding involving it in respect of which indemnification may be sought pursuant to this Section. Borrower shall not be liable for the cost of any settlement entered into without its consent (which consent shall not be unreasonably withheld). Provided that no Event of Default occurs hereunder, Borrower shall have the right at its expense to select counsel to defend the Indemnification Liabilities. If an Event of Default occurs or has occurred, then Lender in its discretion may employ such counsel at Borrower's expense. The obligations of Borrower under this Section shall terminate upon the repayment of the loans and termination of this Agreement.

(b) Except as a result of Lender's gross negligence occurring while Lender is in actual possession of the Premises, Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, costs, expenses (including reasonable and actual attorneys' fees), and claims of any and every kind whatsoever paid or incurred by, or asserted against, Lender with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Premises of any Hazardous Substances, regardless of whether or not caused by or within the control of Borrower. The foregoing provision shall survive the term of this Agreement and the repayment of the Loan, and shall continue in full force and effect so long as the possibility of such liabilities, claims, or losses exists.

Section 5.12 Further Assurances. Upon request of Lender, Borrower shall promptly execute and deliver to Lender all such other and further documents, agreements and instruments, and shall do all such other acts or things in compliance with or accomplishment of the terms, provisions, covenants or agreements of Borrower in this Agreement or the other Loan Documents, or to further evidence, secure or more fully describe any collateral intended as security for the Note, or to correct any omissions in this Agreement or in the other Loan Documents, or to more fully state the obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents, all as may be necessary or appropriate in connection therewith.

Section 5.13 Right of Inspection. Once per calendar year, and at the expense of Borrower to be added to the Obligations, Borrower shall permit Lender (by its officers, employees and agents) during normal business hours (i.e. 9:00am to 6:00pm local time) and with twenty-four (24) hours prior notice, whether written or oral, to Borrower, to inspect Borrower's Property, the Premises, and all records related to the foregoing (and to make extracts or copies from such records), and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the same. Upon or after the occurrence of an Event of Default, and at the expense of Borrower to be added to the Obligations, Lender may at any time and from time to time inspect Borrower's books, financial records, Property, the Premises, and all records related to the foregoing (and to make extracts or copies from such records), and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the same, and employ and maintain

on Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Lender's interests.

Section 5.14 Taxes. Borrower shall pay and discharge promptly all taxes and governmental charges, levies, and assessments affecting Borrower or its Properties and provide annual evidence thereof to Lender, except where such taxes and charges are promptly and diligently contested in good faith by Borrower by appropriate proceedings, and where Borrower has established adequate reserves therefor in accordance with GAAP.

Section 5.15 Costs and Expenses. Borrower will pay all reasonable costs and expenses in connection with, and pertaining to, the closing of this Agreement, and all reasonable costs and expenses in connection with the preparation, execution, recording, filing, disbursement, transfer, administration, modification, collection and enforcement of this Agreement and the other Loan Documents, including, but not limited to, legal fees, accounting fees, engineer's fees, advances, recording expenses, transfer taxes, other filing and recording fees and taxes, surveys, policies of title insurance and other insurance, examination of title and lien searches, appraisals, expenses of foreclosure, and other similar items. In the event of any action at law or suit in equity in connection with this Agreement or the other Loan Documents, or any Default or Event of Default by Borrower under this Agreement or the other Loan Documents, or Lender retains legal counsel in connection with this Agreement or the other Loan Documents, Borrower, in addition to all other sums which such Borrower may be required to pay, shall pay to Lender the reasonable and actual attorney's fees of Lender. Borrower shall also be responsible for all reasonable and actual attorneys' fees, costs and expenses that Lender incurs in protecting, preserving, or enforcing its interest in any collateral under the Loan Document.

Section 5.16 Reserved.

Section 5.17 Community; Manufactured Homes. Until the Obligations are paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been paid and/or performed:

(a) Borrower shall not allow any of Affiliated Home Owner's Manufactured Homes to become affixed to the real estate constituting the Premises. Without Lender's prior written consent, Borrower shall not allow Affiliated Home Owner to move or remove any Manufactured Homes from the Pad Site upon with such Manufactured Homes are presently located.

(b) Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Premises, including those that could endanger tenants or visitors, result in damage to Borrower's Property, result in forfeiture of the same, or otherwise materially impair the Lien created by any Security Document and any other Loan Documents or Lender's interest in Borrower's Property.

(c) Borrower shall not decrease the number of Pad Sites located on the Premises without the consent of the Lender.

(d) The Community shall at all times be located on the Premises and shall be owned and operated by Borrower.

(e) The Borrower, the Community and the use of the Premises shall comply with all Governmental Requirements applicable to Manufactured Homes and the ownership and management of manufactured home communities, including but not limited to any statutes, rules and regulations pertaining to the construction, installation and maintenance of Manufactured

Homes and manufactured home communities, including, but not limited to, Manufactured Home Park Tenancy Act, S.C. CODE ANN. § 27-47-10, et seq. (2020), laws concerning licensing of mobile homes, S.C. CODE ANN. § 31-17-310, et seq. (2020), laws concerning protection of title to and interests in manufactured homes, S.C. CODE ANN. § 56-19-210, 265, and 500, et seq. (2020), and rules and regulations promulgated by the South Carolina Manufactured Housing Board as authorzied pursuant to S.C. CODE ANN. § 40-29-5 – 380 (2020), including, but not limited to S.C. CODE ANN. REGS. 79-1 – 44 (2020), equal opportunity, anti-discrimination, fair housing, environmental protection, zoning, density and land use ("legal, non-conforming" status with respect to uses or structũres will be considered to comply with zoning and land use requirements for the purposes of this representation).

(f) All public and private utilities on the Premises shall comply with Governmental Requirements, including code requirements, related to the same.

(g) [Reserved]

(h) The Community shall have approximately the number Pad Sites as set forth in the definition of Community.

(i) The percentage of Manufactured Homes owned by Affiliates of Borrower that are located on the Premises and that are rented by or available for rental by tenants does not exceed twenty-five percent (25%) of the total number of Manufactured Homes located on the Premises.

(j) All Manufactured Homes in the Community shall conform to the requirements of the federal Manufactured Home Construction And Safety Standards of 1974 (42 U.S.C. chap. 70; 24 C.F.R. Part 3280).

(k) Borrower shall not engage in the retail sale or financing of Manufactured Homes.

(l) The Community shall have Community Rules that are appropriate, enforceable, and shall maintain the viability and physical condition of the Community, an updated copy of which shall be delivered to Lender.

(m) There shall be no other agreements between Borrower and a Home Owner other than the Leases and the Community Rules.

(n) In the event that any portion of the Premises is located in an area identified by the Federal Emergency Management Agency (or any successor thereto) as a "Special Flood Hazard Area", Borrower shall provide notice to all tenants of the Premises of such designation.

(o) Borrower shall comply with all laws and regulations applicable to (1) each Home Owner's application to rent a Pad Site, (2) the advertising, soliciting, leasing and making of each Lease, (3) the development, ownership and operation of the Community, including but not limited to the Federal Trade Commission Act and all rules and regulations promulgated thereunder; 24 C.F.R. Part 201 concerning manufactured home location standards; the Equal Credit Opportunity Act and all rules and regulations promulgated thereunder; the Fair Credit Reporting Act and all rules and regulations promulgated thereunder; the Fair Housing Act and all rules and regulations promulgated thereunder; the Real Estate Settlement Procedures Act, and all other applicable Federal, state, and local laws, regulations, rules, and ordinances, as any of the foregoing from time to time may be amended.

(p) All Home Owners of a Manufactured Home, including, without limitation, Affiliated Home Owner, located on a Pad Site within the Community shall have executed in favor of Borrower a Lease.

Section 5.18 Leases.

(a) All Leases for Pad Sites by Home Owners, shall be on forms that are customary for similar manufactured home communities in the same geographical location, and contain terms that: (i) are for initial terms of at least 12 months and not more than 2 years (unless otherwise approved in writing by Lender), (ii) list Borrower as the landlord and owner therein, (iii) subordinate the Lease to the mortgage lien of Lender, and (iv) require payment of rents and other amounts payable by Home Owners be payable to Borrower.

(b) All Leases for Pad Sites by Home Owners, shall include a provision requiring that tenants comply with all laws, rules and regulations applicable to manufactured homes and manufactured home communities, including any laws, rules and regulations promulgated by the U.S. Department of Housing and Urban Development and the Community Rules.

(c) All Leases for Pad Sites by Home Owners, shall be bona fide leases made to Home Owners that are required to locate a Manufactured Home thereon.

(d) All Leases for Pad Sites entered into following the Closing Date shall require Home Owners to maintain property damage insurance to ensure the Manufactured Homes are protected from loss or damage from fire and other hazards.

(e) All Leases for Pad Sites shall include a provision that such Leases are governed by the law of the state where the Premises is located.

(f) Promptly upon Lender's request, Borrower shall provide Lender a true and correct copy of each fully executed Lease for Pad Sites and/or Manufactured Homes and all Lease Documents related thereto.

Section 5.19 Financial Covenants. Until the Obligations are paid in full and all other obligations of Borrower to be performed under the Loan Documents shall have been paid and/or performed, Borrower:

(a) Loan to Value. Shall not permit the Loan to Value (as described herein) of the Loan to be at any time greater than eighty percent (80%). **"Loan to Value"** means the outstanding principal amount of the Loan divided by the "as is" appraised value of the Premises (expressed as a percentage), as determined by an appraisal obtained by Lender and paid for by the Borrower, addressed and in form and content satisfactory to the Lender, in compliance with all applicable governmental requirements, and made by a qualified appraiser satisfactory to the Lender.

(b) Debt Service Coverage Ratio. Shall maintain a minimum Debt Service Coverage Ratio (as defined herein) of 1.25:1 for each period during the term of the Loan. All ratios are to be calculated on the twelve (12)-month trailing period ending as of the date of determination, beginning on October 31, 2021, and continuing on the last day of each calendar quarter thereafter. Compliance with this financial covenant shall be verified by Lender and in the event of a material difference between Borrower's calculation of the financial covenant and Lender's determination of the financial covenant, Lender's determination shall govern absent manifest error. In addition to any other remedy herein, should Borrower not maintain a minimum Debt Service Coverage Ratio

of 1.25:1 as required herein, then Borrower shall make a principal reduction payment to bring debt coverage above the 1.25:1 minimum. "**Debt Service Coverage Ratio**" means for the applicable annual period, the ratio of the Gross Cash Flow of Borrower, divided by the Debt Service of Borrower, certified by Borrower's manager and verified by Lender. "**Gross Cash Flow**" means, for any period, an amount equal to the sum of (i) Net Income, plus (ii) to the extent deducted in determining Net Income, (A) interest expense, (B) income tax expense, (C) depreciation and amortization, and (D) all other non-cash charges determined in accordance with generally accepted accounting principles, plus (iii) cash contributions by owners, less (iv) distributions to owners. "**Net Income**" means, for any period, the net income (or loss) for such period in accordance with generally accepted accounting principles, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, and (ii) any gains attributable to write-ups of assets. "**Debt Service**" means, for any period, all annual debt service, including principal and interest payments, due on all debt obligations during the applicable period.

ARTICLE VI
NEGATIVE COVENANTS.

Borrower hereby covenants and agrees with Lender that, without Lender's prior written consent, borrower will not:

Section 6.1 Discontinuance of Business; Dissolution; Etc. Discontinue its usual business, or commence to dissolve, wind-up or liquidate itself.

Section 6.2 Acquisitions; Mergers; Disposition of Assets; Dividends and Other Shareholder Distributions; Etc. Make, receive, or obtain any acquisitions or merge or consolidate with or into, or sell, assign, lease, or otherwise dispose of any of its assets (except for obsolete, damaged or unusable assets), other than in the ordinary course of Borrower's present business upon terms standard in Borrower's industry. For purposes hereof, the declaration or making of any dividend or other shareholder distribution shall be included within the prohibition against disposition of assets contained herein upon the occurrence of an Event of Default.

Section 6.3 Assignment. Assign or transfer any of Borrower's rights, remedies, powers, duties, liabilities or obligations arising under or pursuant to this Agreement or any of the Loan Documents.

Section 6.4 Additional Debt. In addition to the Loan evidenced hereby, incur any additional Debt in excess of $50,000.00 in the aggregate without the prior written consent of Lender.

Section 6.5 Liens. Create, incur, assume or suffer to exist any Lien on the Premises, except the Permitted Liens. Borrower shall remove or cause to be removed any Lien upon the Premises within thirty (30) days of such Lien's creation or existence, except where Borrower promptly and diligently contests in good faith by appropriate proceedings and Borrower has established and funded an account with Lender with adequate reserves therefor in Lender's sole discretion.

Section 6.6 Hazardous Substances. Permit any Hazardous Substances, the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any Governmental Authority, to be unlawfully brought on to or located on any real property owned or leased by Borrower, except in full compliance with all applicable Environmental Laws; and if any such material is brought or found located thereon in violation of any applicable law, it shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such Environmental Laws, and the obligations hereunder with respect to any such materials brought or

located thereon while Borrower owned or leased any such real property shall survive any foreclosure. In addition, Borrower shall not enter into any lease or occupancy agreement in connection with the Premises with tenants or occupants whose business is in a frequently polluting industry, including, without limitation, the following: any manufacturing facility, gasoline service station, or automotive repair shop; petroleum refinery; photo developing/processing; junkyard or land fill; printing facility; dry cleaner; any transportation or utility related industry; facility selling, storing, or using farm supplies; pesticides or fertilizers; any hospital, or laboratory; any former military base; any marina.

Section 6.7 Continuous Perfection. Change its name, identity, or corporate structure in any manner which might make any financing statement filed hereunder seriously misleading within the meaning of the UCC.

Section 6.8 Proceeds. Not, directly or indirectly use any part of the proceeds of the Loan (a) for any purpose other than the payoff of existing Debt as otherwise set forth on the closing statement executed by Borrower in connection herewith on the Closing Date, or (b) without limiting the generality of the foregoing, for the purpose of purchasing or carrying any margin stock, or of reducing, retiring or purchasing any indebtedness incurred for such purpose; or take any other action that would involve a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued thereunder, including Regulation U or Regulation X of the Federal Reserve Board, in connection with the transactions contemplated hereby; provided, however, that nothing set forth in this Section or elsewhere in this Agreement shall be construed as imposing any duty on the Lender to supervise the use or application of the Loan proceeds or any liability on the Lender to any person if the Loan proceeds are not used for the purposes set forth in this Agreement.

Section 6.9 Creation of Subsidiaries, Etc. Create, purchase, or otherwise acquire any Subsidiary, unless such Subsidiary guaranties the Loan in a manner satisfactory to Lender.

Section 6.10 Change of Ownership/Management. Permit any change in the management of Borrower or the Premises or any change in the ownership of Borrower.

Section 6.11 Transactions with Related Persons. Make any loan or advance, purchase, assume or guarantee any note to any of Borrower's officers, members, or affiliates, or to any member of the immediate family of any of Borrower's officers, members, or affiliates.

Section 6.12 Untrue Statements. Furnish Lender any certificate or other document containing any untrue statement of material fact or that omits a material fact necessary to make the same not misleading in light of the circumstances.

Section 6.13 PATRIOT Act; OFAC and other Regulations.

(a) Not itself, and not allow any other Subsidiary or Affiliate of the Borrower or any such Subsidiary or Affiliate or the respective officers, directors, brokers or agents of the same, (1) be or become a Person publicly identified on the most current list of "Specially Designated Nationals and Blocked Persons" published by the Office of Foreign Assets Control of the US Department of the Treasury (**"OFAC"**) or that resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs, or publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other applicable law, (2) engage in any dealings or transactions prohibited by, or otherwise violate, any anti-terrorism law, or (3) otherwise become subject to the limitations or prohibitions under any other OFAC regulation or executive order.

(b) Remain in compliance in all material respects with all anti-terrorism laws, including without limitation the PATRIOT Act, and ensure that no part of the proceeds of the Loan has been or will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 6.14 Loss of Use Due To Non-conformance. Borrower shall not allow any part of the Premises or any Pad Site within the Community to be lost or it's use restricted or prevented from being utilized as a manufactured home community or Pad Site within the Community due to a violation of the present legally non-conforming zoning use.

ARTICLE VII
EVENTS OF DEFAULT

Any of the following shall be considered an Event of Default (and shall be considered a Default pending the passage of time, giving of notice or other condition specified below):

Section 7.1 Nonpayment of Principal or Interest. Nonpayment of any installment of principal or interest in accordance with the terms of the Note or of any other monetary obligations hereunder, and such failure is un-remedied within ten (10) days after written notice thereof is given to Borrower.

Section 7.2 Breach of Representation or Warranty. Any representation or warranty made by Borrower or any Guarantor in this Agreement, or in any other Loan Document, or which is contained in any certificate, instrument, document, opinion, financial statement, or other statement regarding the financial condition or credit standing of Borrower or any Guarantor furnished at any time under or in connection with this Agreement or any Loan Document shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

Section 7.3 Specific Covenant Default. Failure to perform or observe any term, condition, or covenant contained in Section 5.2, Section 5.3, Section 5.19, or Article 6.

Section 7.4 Other Defaults. Failure to perform or observe any term, condition, or covenant contained in this Agreement or any Loan Document, other than those set forth in Sections 7.1 and 7.3, and the failure or default continues un-remedied for a period of fifteen (15) days after the earlier of (a) the date upon which any officer of Borrower or a Guarantor knew or becomes aware of the failure; or (b) the date upon which written notice thereof is given to Borrower by Lender, provided that Borrower takes prompt corrective action and diligently pursues the same to completion. If the Event of Default cannot be remedied within the fifteen (15) day period, Borrower shall have such additional period of time as is reasonably necessary in which to cure the default if Borrower was diligently pursuing a cure at the end of the fifteen (15) day period and continues to do so therefor; provided, however, such additional period of time shall be no longer than thirty (30) days from the expiration of the initial fifteen (15) day period.

Section 7.5 Bankruptcy or Insolvency. Any of the following shall occur or exist: (a) the appointment of a receiver trustee, custodian, conservator, or liquidator for Borrower, the Premises, or any other Property of Borrower and such appointment is not dismissed within thirty (30) days after such appointment; (b) a filing by Borrower of a voluntary petition in bankruptcy, or a petition seeking reorganization or rearrangement or taking advantage of any debtor relief laws; (c) the filing against Borrower of a petition in any bankruptcy, reorganization, insolvency, conservatorship, receivership or similar proceeding and either (i) Borrower admits the material allegations thereof, or acquiesces therein or

fails to contest the same, or (ii) the petition or action is not dismissed or discharged within sixty (60) days following the date of its filing; (d) the entry of any order, judgment or decree by any court of competent jurisdiction adjudicating Borrower as bankrupt or insolvent, and the same is not dismissed within sixty (60) days after the filing of the same, or approving a petition seeking reorganization of Borrower or any arrangement of any of Borrower's debts, including entry of any Order for Relief under Title 11 of the United States Code; (e) an admission by Borrower in writing of its inability, or the failure by Borrower to pay its debts as they become due; (f) the making by Borrower of a general assignment for the benefit of creditors; or (g) the liquidation, termination, or dissolution of Borrower.

Section 7.6 Fire or Casualty. Should the Premises or any of Borrower's Property be materially damaged or destroyed by fire or other casualty, which is not adequately covered by insurance (as determined by Lender) to effect the full and complete repair or restoration of same; provided, however, Borrower shall have fourteen (14) days following written notice from Lender of such determination by Lender to establish and fund an account with Lender with adequate reserves (in excess of any insurance proceeds) in Lender's reasonable discretion to effect the full and complete repair or restoration of the Premises or any of Borrower's Property.

Section 7.7 Litigation. The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against Borrower or any of its assets in excess of $25,000.00, which is not dismissed, discharged, stayed pending appeal or bonded within thirty (30) days after entry and, if bonded, such bond (or a replacement bond) does not continue in effect at all times until such judgment is dismissed or discharged.

Section 7.8 Default on Other Indebtedness. Subject to any applicable grace or cure period, Borrower fails to make any payment due on any Indebtedness, or any event shall occur or any condition shall exist in respect of any Indebtedness of Borrower (including, without limitation, any Indebtedness of Borrower to Lender), or under any agreement securing or relating to such Indebtedness, the effect of which is a default or event of default thereunder or to cause or to permit any holder of such Indebtedness or a trustee to cause (whether or not such holder or trustee elects to cause) such Indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date of payment.

Section 7.9 Other Loan Documents. Subject to any applicable grace or cure period, a default or Event of Default (as defined therein) shall occur under any other Loan Document.

Section 7.10 Guarantor Defaults. The occurrence of any of the foregoing with regard to a Guarantor, or the death of a Guarantor; provided, however, if the Loan is otherwise in good standing, then Borrower shall have ninety (90) days to provide a substitute Guarantor who shall provide Lender a credit enhancement equal to or greater than the deceased Guarantor in Lender's sole discretion, and who shall have executed a Guaranty in form and substance similar to that executed by the deceased Guarantor.

ARTICLE VIII
REMEDIES OF LENDER

Section 8.1 Acceleration. Upon the occurrence of an uncured Event of Default, Lender shall, at its option, be entitled to, in addition to and not in lieu of the remedies provided for in any of the Loan Documents, declare the entire principal amount of all Obligations then outstanding, including principal, interest, costs, fees and expenses, to be immediately due and payable without presentment, demand, notice of protest, protest, or dishonor or other notice of any default of any kind, all of which Borrower hereby expressly waives; provided, however, that upon the occurrence of an event specified in Section 7.5 herein, all Obligations of Borrower to Lender shall be immediately due and payable in full, without presentment,

demand, protest, notice of protest, or dishonor or notice of any kind, and Lender shall be entitled to exercise any and all remedies available by contract, at law or in equity to collect such amounts.

Section 8.2 No Further Advances. Upon the occurrence of an uncured Event of Default, Lender shall, at its option, be entitled to declare any commitments of Lender to advance further sums pursuant hereto to be terminated, whereupon the same shall terminate (provided that upon the occurrence of an event specified in Section 7.5, all commitments shall automatically terminate).

Section 8.3 Waiver; Marshalling. Upon the occurrence of an uncured Event of Default, Lender shall, at its option, be entitled to proceed against Borrower or any Property of Borrower in such order and at such time or times as Lender may in its discretion deem to be in its best interest without liability for loss by reason of delay or its order of proceeding or otherwise. Borrower hereby waives any right to require the marshalling of assets in connection with the exercise of any of the remedies permitted hereunder or by applicable law.

Section 8.4 Right of Setoff. Upon the occurrence of an uncured Event of Default, Lender may, and is hereby authorized by Borrower, at any time and from time to time, to the fullest extent permitted by applicable law, without advance notice to Borrower (any such notice being expressly waived by Borrower) and irrespective of demand for payment, set off and apply any and all deposits in the operating deposit account established by Borrower and related to or arising from the Premises at any time held by Lender, and any other indebtedness at any time owing by Lender, to or for the credit or the account of Borrower, against any or all of the Obligations now or hereafter existing, whether or not such Obligations have matured. Lender agrees to notify Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 8.5 Appointment of Receiver. Upon the occurrence of an uncured Event of Default, Lender shall, at its option, be entitled to appoint a receiver to collect any income from Borrower's Property without consideration for the value of the same or the solvency of any Person liable for the payment of the amounts then owing, and all amounts collected by the receiver shall, after expenses of the receivership, be applied to the payment of the Obligations and interest thereon; and Lender, at its option, shall have the right to do the same without the appointment of a receiver.

Section 8.6 Remedies under UCC; Other Loan Documents. Upon the occurrence of an uncured Event of Default, Lender may also exercise any and all rights and remedies afforded by the UCC, both at law and in equity, and by any and all other Loan Documents, including without limitation the Security Documents.

Section 8.7 Lender's Performance of Borrower's Covenants and Duties. Should any covenant, duty or agreement of Borrower fail to be performed in accordance with its terms hereunder, Lender may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of Borrower. Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure by Lender until paid; provided, however, that Lender does not assume and shall not have, except by express written consent of Lender, any liability for the performance of any duties of Borrower under this Agreement or under the other Loan Documents.

Section 8.8 No Waiver. The acceptance by Lender at any time and from time to time of partial payment of the Note shall not be deemed to be a waiver of any Default or Event of Default then existing. No delay or omission by Lender to exercise any right, power, or remedy accruing to Lender upon any breach or default of Borrower under this Agreement or the other Loan Documents shall impair any such right, power, or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default or an

acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of Lender under this Agreement or the other Loan Documents; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, or be deemed to be a continuing waiver. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or the other Loan Documents, or any waiver on the part of Lender of any provision or condition of this Agreement or the other Loan Documents, must be in writing and shall be effective only to the extent specifically set forth in such writing.

Section 8.9 Remedies of Lender Cumulative. All rights and all remedies available to Lender hereunder or under the other Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Lender by contract, at law or in equity, and may be exercised from time to time, and as often as may be deemed expedient by Lender, whether the Note is due and payable and whether or not Lender shall have instituted any suit for collection, foreclosure or other action in connection with this Agreement or the other Loan Documents.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Third Parties. All conditions of Lender's obligations hereunder are imposed solely and exclusively for the benefit of Lender, its successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms, or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of the terms and conditions hereof, and no other person or entity shall, under any circumstance, be deemed to be a beneficiary of such conditions, any and all of which may be waived in whole or in part by Lender at any time and from time to time, in its sole discretion. Borrower shall indemnify Lender from any liability, claims or losses resulting from the disbursement of the proceeds of the Loan and whether arising during or after the term of this Agreement. The foregoing provision shall survive the term of this Agreement and the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liabilities, claims, or losses exists. Borrower has represented, and Lender has expressly relied upon such representation, that Borrower has negotiated with Lender solely for a loan of money and not for administrative, technical, legal, financial or architectural advice or expertise.

Section 9.2 Successors and Assigns. All of Lender's rights and remedies hereunder shall inure to the benefit of its successors and assigns. All of the duties and obligations of Borrower hereunder shall bind Borrower and Borrower's respective successors. Except upon Lender's prior written consent, Borrower may not assign their rights or delegate their duties hereunder, and any attempt at such assignment or delegation shall be void. Lender reserves the right to assign its rights and remedies and delegate its duties hereunder.

Section 9.3 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 9.4 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes all previous negotiations, discussions and agreements between the parties with respect to the subject matter hereof including, without limitation, any commitment letter between Borrower and Lender, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary the terms hereof. Neither

this Agreement nor any term or provision hereof may be amended, waived, discharged or terminated orally, but only by a writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

Section 9.5 Nature of Commitment. With respect to each disbursement or advance hereunder, the Lender's obligations to make such disbursement or advance shall be deemed to be pursuant to a contract to make a loan or extend debt financing or financial accommodations to Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the Bankruptcy Code of the United States of America, 11 U.S.C. § 101 et seq., or any subsequent bankruptcy legislation in effect during the term of this Agreement.

Section 9.6 Waivers. As provided in T.C.A. Section 47-50-112, no custom, conduct, action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under the Note, this Agreement, or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Lender may from time to time waive any requirement hereof, including any of the Conditions Precedent, but no waiver shall be effective unless in writing and signed by Lender. The execution by Lender of any waiver shall not obligate Lender to grant any further, similar, or other waivers.

Section 9.7 Choice of Law; Jurisdiction/Venue. This Agreement and the other Loan Documents have been negotiated, made, executed and delivered in Knoxville, Tennessee. The validity and construction of this Agreement and the other Loan Documents shall be governed by and construed in all respects in accordance with the laws of the State of Tennessee. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF TENNESSEE AND ALL OF THE STATE COURTS SITTING IN KNOX COUNTY, TENNESSEE. FURTHER, BORROWER AGREES THAT THE EXCLUSIVE VENUE FOR ANY LITIGATION REGARDING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE WITH COURTS SITTING IN KNOX COUNTY, TENNESSEE.

Section 9.8 Time. TIME IS OF THE ESSENCE WITH REGARD TO EACH AND EVERY PROVISION HEREOF.

Section 9.9 Notice. All notices required or allowed to be given hereunder shall be in writing, and shall be personally delivered, or sent by Federal Express or other recognized overnight express courier service, or sent by United States Mail, first-class, postage prepaid, certified with return-receipt requested, addressed to the party to whom such notice is given as follows:

TO LENDER:

Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, Tennessee 37804
Attention: Commercial Lending Division

With a copy to:

Bolder, pllc
504 Old Tavern Circle
Knoxville, Tennessee 37934
Attention: Jake Kraemer

TO BORROWER:

Anderson MHP LLC
136 Main Street

Pineville, NC 28134
Attention: Raymond M. Gee

With a copy to:
Pierce & Howell, PLLC
2303 W. Morehead St., Suite 200
Charlotte, NC 28208
Attn: Tyler L. Pierce

Any such notice shall be deemed to be given, if personally delivered, on the date such notice is personally delivered to the address set forth above for the party to whom such notice is given; if sent by Federal Express, or other recognized overnight express courier service, on the date said notice is dispatched or deposited with said courier service, all charges prepaid, addressed as herein provided; and, if mailed, on the date said notice is deposited in the United States Mail, first-class, postage prepaid, certified with return-receipt requested, addressed as herein provided. Any party may change the address to which notices hereunder are to be sent by giving written notice thereof to the other parties as set forth herein.

Section 9.10 Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts, each of which will be deemed an original document, but all of which will constitute a single document. The parties agree that if a paper original of this Agreement executed by one or more of the parties is sent by electronic transmission (an "**Executed Copy**") (i) the Executed Copy shall be treated in all respects as a paper original of this Agreement executed by the same parties whose signatures appear on the Executed Copy and (ii) the Executed Copy shall have the same binding and legal effect as a paper original of this Agreement executed by the same parties whose signatures appear on the Executed Copy. At the request of any party who receives an Executed Copy, this Agreement shall be re-executed by the parties who signed the Executed Copy and the executed paper original Agreement shall be sent to the requesting party by any method permitted herein other than by electronic transmission. Each of the parties further agree that it will not raise the transmission of this Agreement or the Executed Copy by electronic transmission as a defense in any proceeding or action in which the validity of this Agreement is at issue and hereby forever waives such defense. "**Electronic transmission**" means any form of communication, such as facsimile or email, not directly involving the physical transmission of actual paper, which creates a record (including, without limitation, a .PDF file) of the actual paper that may be retained, retrieved, reviewed and printed by the recipient.

Section 9.11 Relationship of Lender and Borrower. Lender and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in the other Loan Documents, nor the consummation of the transactions contemplated herein or therein, shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture, or co-ownership by or between Lender and Borrower, or to create a relationship between Lender and Borrower other than that of creditor and debtor, or to cause Lender to be liable or responsible in any way for the actions, liabilities, debts, or obligations of Borrower.

Section 9.12 Distribution of Information. Borrower hereby authorizes Lender, as Lender may elect in its sole discretion, to discuss with and furnish to any affiliate of Lender, to any government or self-regulatory agency with jurisdiction over Lender, or to any participant or prospective participant, all financial statements, audit reports and other information pertaining to Borrower whether such information was provided by Borrower or prepared or obtained by Lender or third parties. Neither Lender nor any of its employees, officers, directors or agents make any representation or warranty regarding any audit reports or other analyses of Borrower, which Lender may elect to distribute, whether such information was provided by Borrower or prepared or obtained by Lender or third parties, nor shall Lender or any of its employees,

officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

Section 9.13 Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Section 9.14 Waiver of Certain Damages. In any action to enforce this Agreement, the Note or any other Loan Document, Borrower hereby irrevocably and unconditionally waives any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages.

Section 9.15 Participation. Lender shall have the right to enter into one or more participation agreements with one or more participating lenders approved by Lender on such terms and conditions as Lender shall deem advisable.

Section 9.16 Errors and Omissions. The parties agree that if any Loan Document contains any typographical errors or misstates or inaccurately reflects the true and correct terms and provisions of the agreement of the parties with respect to the Loan and the misstatement or inaccuracy is due to unilateral mistake on the part of any party, mutual mistake on the part of the parties or simple clerical error, or if any essential documents are not included with the legal instruments evidencing and securing the Loan, or if through error, oversight or omission of Lender or any third party there exists an error or omission in any documentation arising, existing, or created by or in connection with any aspect of Lender's processing, documenting or closing the Loan, or if any deficiency in any such documentation exists with respect to any requirements of any present or future actual investor in the Loan, then in such event, the parties agree that, upon request by Lender, and in order to correct such clerical error, misstatement, inaccuracy or omission, the parties shall execute such new or additional documents and instruments and initial such corrected original documents as Lender may deem necessary to remedy said inaccuracy, mistake or omission.

Section 9.17 Term of this Agreement. This Agreement shall be binding on Borrower so long as any portion of the Obligations described herein remains outstanding, provided and except, Borrower's representations, warranties, and indemnity agreements shall survive the payment in full of the Obligations.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Loan Agreement as of the date first set forth above.

BORROWER:

ANDERSON MHP LLC

By: Manufactured Housing Properties Inc., a Nevada corporation, its Sole Member

By: ______________________
Michael Z. Anise, President

STATE OF North Carolina)
COUNTY OF Mecklenburg)

Before me, the undersigned, a Notary Public of said County and State, personally appeared **Michael Z. Anise**, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of Manufactured Housing Properties Inc., a Nevada corporation, which is the Sole Member of **ANDERSON MHP LLC**, a South Carolina limited liability company, the within named Borrower, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Borrower in such capacity.

Witness my hand and seal, this 19 day of July, 2021.

Alexander Q. Olliver
Notary Public

My Commission Expires: March 25, 2024

ALEXANDER Q OLLIVER
Notary Public - North Carolina
Mecklenburg County
My Commission Expires Mar 25, 2024

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Loan Agreement as of the date first set forth above.

LENDER:

VANDERBILT MORTGAGE AND FINANCE, INC.

By: ____________________
Name: Simon Hughes
Title: VP Operations

Schedule 4.20
RENT ROLL

(see attached)

Rent Roll

As of 7/14/2021, All rentals, Current leases, All units

Beaverdam Mobile Home Park

Unit	Tenants	Lease Start	Lease End	Bed/Bath	Rent Cycle	Rent Start	Rent	Recurring Charges	Credits	Total	Prepayments	Balance Due
Beaverdam Mobile Home Park												
120J	Bobby Hemrick	9/1/2005	at-will	'-/1 Bath	Monthly	9/1/2005	$240.00	$240.00	$0.00	$240.00	$0.00	-$720.00
123J	Kerri French, April Harbin	10/23/2020	at-will	3 Bed/2 Bath	Weekly	10/23/2020	$180.00	$180.00	$0.00	$180.00	$0.00	$0.00
127J	Michael Cox, Toni Gattis	7/24/2019	at-will	3 Bed/2 Bath	Monthly	7/24/2019	$680.00	$740.00	$0.00	$740.00	$0.00	$0.00
129J	danielle Quinn, Austin Vanderford	3/11/2021	at-will	3 Bed/2 Bath	Monthly	3/11/2021	$780.00	$780.00	$0.00	$780.00	$0.00	$0.00
137J	Martha Lollis	10/14/2009	at-will	3 Bed/2 Bath	Weekly	10/14/2009	$160.00	$160.00	$0.00	$160.00	$0.00	-$160.00
142J	maybell campbell	8/10/2020	at-will	3 Bed/2 Bath	Monthly	8/10/2020	$760.00	$760.00	$0.00	$760.00	$0.00	$0.00
153J	Jerry Dyar	3/4/2010	at-will	3 Bed/2 Bath	Weekly	3/4/2010	$160.00	$160.00	$0.00	$160.00	$0.00	$0.00
2101B	David Duncan	6/14/2014	at-will	3 Bed/2 Bath	Weekly	6/14/2014	$170.00	$170.00	$0.00	$170.00	$0.00	$0.00
2119B	Daniel Jones	4/27/2012	at-will	3 Bed/2 Bath	Weekly	4/27/2012	$160.00	$160.00	$0.00	$160.00	$0.00	$475.00
2125B	Harold Lollis	10/1/2005	at-will	'-/1 Bath	Monthly	10/1/2005	$240.00	$240.00	$0.00	$240.00	$0.00	$0.00
2129B	Doug Ingram	8/3/2012	at-will	3 Bed/2 Bath	Weekly	8/3/2012	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
2131B	Jenny White, Charley Griffin	10/23/2020	at-will	3 Bed/2 Bath	Weekly	10/23/2020	$180.00	$180.00	$0.00	$180.00	$0.00	-$180.00
2201B	Jessie Campbell, Desiree Sellers	10/28/2020	at-will	3 Bed/2 Bath	Weekly	10/28/2020	$180.00	$180.00	$0.00	$180.00	$0.00	$0.00
2207B	Brandi Wilson	8/7/2020	at-will	3 Bed/2 Bath	Weekly	8/7/2020	$190.00	$190.00	$0.00	$190.00	$0.00	-$23.00
LB3	Rebecca Manning	1/29/2020	at-will	3 Bed/2 Bath	Weekly	1/29/2020	$180.00	$180.00	$0.00	$180.00	$0.00	$0.00
LB4	Sandra Landrith	8/12/2016	at-will	3 Bed/2 Bath	Every two weeks	8/12/2016	$350.00	$380.00	$0.00	$380.00	$0.00	-$220.00
LB5	Jessica Chambers	5/4/2018	at-will	3 Bed/2 Bath	Weekly	5/4/2018	$175.00	$190.00	$0.00	$190.00	$0.00	-$190.00
LB6	Joshua Dockery	12/5/2019	at-will	3 Bed/2 Bath	Every two weeks	12/5/2019	$330.00	$330.00	$0.00	$330.00	$0.00	$0.00
LB7	Jamie Williams, Steven Ivester	8/11/2020	at-will	3 Bed/2 Bath	Every two weeks	8/11/2020	$360.00	$360.00	$0.00	$360.00	$0.00	$0.00
1B8	Daniel Johnson	9/15/2012	at-will	3 Bed/2 Bath	Monthly	9/15/2012	$640.00	$700.00	$0.00	$700.00	$0.00	$0.00
1B9	Ralph Duncan	10/14/2009	at-will	3 Bed/2 Bath	Monthly	10/14/2009	$580.00	$640.00	$0.00	$640.00	$0.00	$0.00
LB10	Kimberly Brown	10/30/2018	at-will	2 Bed/2 Bath	Weekly	10/30/2018	$125.00	$140.00	$0.00	$140.00	$0.00	$0.00
LB12	Anguei Garcia	6/20/2019	at-will	3 Bed/2 Bath	Weekly	6/20/2019	$165.00	$165.00	$0.00	$165.00	$0.00	-$345.00
LB13	Carrilyn Corley	6/15/2015	at-will	3 Bed/2 Bath	Weekly	6/15/2015	$175.00	$190.00	$0.00	$190.00	$0.00	$0.00
LB14	Sherrell Heyward	10/13/2015	at-will	2 Bed/2 Bath	Weekly	10/13/2015	$140.00	$140.00	$0.00	$140.00	$0.00	$0.00
lb15	rebecca green	2/22/2021	at-will	3 Bed/2 Bath	Weekly	2/22/2021	$190.00	$190.00	$0.00	$190.00	$0.00	-$190.00
LB16	Marie Roadman	9/17/2012	at-will	2 Bed/2 Bath	Monthly	9/17/2012	$500.00	$560.00	$0.00	$560.00	$0.00	$0.00
LB23	Crystal Kerr, Matthew Kerr	2/21/2020	at-will	3 Bed/2 Bath	Weekly	2/21/2020	$185.00	$185.00	$0.00	$185.00	$0.00	$0.00
LB25	Amanda Holmes	3/22/2017	at-will	3 Bed/2 Bath	Weekly	3/22/2017	$180.00	$195.00	$0.00	$195.00	$0.00	$0.00
LB27	Shontara Petterson	12/20/2016	at-will	3 Bed/2 Bath	Weekly	12/20/2016	$175.00	$185.00	$0.00	$185.00	$0.00	$215.00
Total for Beaverdam Mobile Home Park							**$8530.00**	**$8870.00**	**$0.00**	**$8870.00**	**$0.00**	**-$1338.00**
Chambert Forest Mobile Home Park												
101A	Brenda Tajman	8/23/2018	at-will	3 Bed/2 Bath	Weekly	8/23/2018	$175.00	$235.00	$0.00	$235.00	$0.00	$15.60
101C	Marsha Crowe	7/20/2018	at-will	4 Bed/2 Bath	Weekly	7/20/2018	$180.00	$195.00	$0.00	$195.00	$0.00	$19.60
103C	Brenda Bobo	9/20/2008	at-will	3 Bed/2 Bath	Weekly	9/20/2008	$160.00	$160.00	$0.00	$160.00	$0.00	$46.85
105C	Frederico Tamayo	5/13/2014	at-will	3 Bed/2 Bath	Weekly	5/13/2014	$165.00	$165.00	$0.00	$165.00	$0.00	$42.65
105J	Kenneth Leclair	12/28/2018	at-will	4 Bed/2 Bath	Weekly	12/28/2018	$185.00	$200.00	$0.00	$200.00	$0.00	-$0.80
107J	Sandra Middleton, Wayne Knawhaw	2/12/2019	at-will	3 Bed/2 Bath	Weekly	2/12/2019	$175.00	$190.00	$0.00	$190.00	$0.00	-$160.00
111An	travis truesdale, stephanie salyers	2/2/2021	at-will	3 Bed/2 Bath	Monthly	2/2/2021	$760.00	$760.00	$0.00	$760.00	$0.00	$0.16
113An	Michael Brown	12/10/2015	at-will	3 Bed/2 Bath	Weekly	12/10/2015	$170.00	$170.00	$0.00	$170.00	$0.00	-$7.60
115An	Jessica Hounchell	12/20/2016	at-will	3 Bed/2 Bath	Weekly	12/20/2016	$170.00	$185.00	$0.00	$185.00	$0.00	-$555.00
208H	Tyler Todd	10/15/2018	at-will	3 Bed/2 Bath	Weekly	10/15/2018	$190.00	$205.00	$0.00	$205.00	$0.00	-$205.00
305A	Tony Talley	3/19/2020	at-will	3 Bed/1 Bath	Weekly	3/19/2020	$150.00	$150.00	$0.00	$150.00	$0.00	-$0.32
Total for Chambert Forest Mobile Home Park							**$2480.00**	**$2615.00**	**$0.00**	**$2615.00**	**$0.00**	**-$803.86**
Elrod Mobile Home Park												
E2	April Jones	4/2/2018	at-will	2 Bed/2 Bath	Every two weeks	4/2/2018	$280.00	$300.00	$0.00	$300.00	$0.00	$6.68
E3	Brendolyn Swindler	10/14/2020	at-will	3 Bed/2 Bath	Weekly	10/14/2020	$180.00	$180.00	$0.00	$180.00	$0.00	-$1.61
E6	joshua mason	4/26/2021	at-will	3 Bed/2 Bath	Every two weeks	4/26/2021	$370.00	$370.00	$0.00	$370.00	$0.00	-$16.79

E7	Andre Austin	12/1/2020	at-will	3 Bed/2 Bath	Every two weeks	12/1/2020	$360.00	$360.00	$0.00	$360.00	$0.00	-$1.39
E8	Tea Ware	10/8/2020	at-will	3 Bed/2 Bath	Weekly	10/8/2020	$190.00	$190.00	$0.00	$190.00	$0.00	-$260.14
E11	brandon sexton	11/10/2020	at-will	2 Bed/1 Bath	Weekly	11/10/2020	$140.00	$140.00	$0.00	$140.00	$0.00	-$158.68
E12	Wanda Cherry	3/31/2017	at-will	3 Bed/2 Bath	Weekly	3/31/2017	$170.00	$170.00	$0.00	$170.00	$0.00	-$10.00
E15	Joshua Molander, Alisha Pavelzik	5/25/2021	at-will	3 Bed/2 Bath	Monthly	5/25/2021	$720.00	$720.00	$0.00	$720.00	$0.00	-$15.50
E18	Lakita Jones	11/19/2019	at-will	3 Bed/1 Bath	Weekly	11/19/2019	$160.00	$160.00	$0.00	$160.00	$0.00	-$42.18
E19	Amy Odister, Michael Babb	6/16/2021	at-will	4 Bed/2 Bath	Weekly	6/16/2021	$200.00	$200.00	$0.00	$200.00	$0.00	$0.00
E23	Toyre Blackwell	3/11/2014	at-will	3 Bed/2 Bath	Weekly	3/11/2014	$165.00	$165.00	$0.00	$165.00	$0.00	-$29.14
E24	Jo Ann Miller	2/27/2020	at-will	3 Bed/2 Bath	Weekly	2/27/2020	$170.00	$170.00	$0.00	$170.00	$0.00	-$555.19
Total for Elrod Mobile Home Park							**$3105.00**	**$3125.00**	**$0.00**	**$3125.00**	**$0.00**	**-$1083.91**
Mayfield Mobile Home Park												
MF1	Katherine Thompson	5/9/2018	at-will	4 Bed/2 Bath	Weekly	5/9/2018	$200.00	$215.00	$0.00	$215.00	$0.00	$30.00
MF2	Danny Taylor	12/15/2011	at-will	3 Bed/2 Bath	Every two weeks	12/15/2011	$310.00	$340.00	$0.00	$340.00	$0.00	$0.00
MF3	Johnny Neighbors	7/11/2019	at-will	3 Bed/2 Bath	Weekly	7/11/2019	$180.00	$195.00	$0.00	$195.00	$0.00	$0.00
MF4	Annette McClain	9/4/2020	at-will	3 Bed/2 Bath	Weekly	9/4/2020	$190.00	$190.00	$0.00	$190.00	$0.00	$0.00
MF7	Jeremy Brick	9/30/2019	at-will	4 Bed/2 Bath	Weekly	9/30/2019	$190.00	$190.00	$0.00	$190.00	$0.00	-$190.00
MF8	lora chamblee	8/5/2020	at-will	3 Bed/2 Bath	Weekly	8/5/2020	$185.00	$185.00	$0.00	$185.00	$0.00	$0.00
MF9	Mamie Taylor	3/7/2016	at-will	2 Bed/2 Bath	Monthly	3/7/2016	$500.00	$500.00	$0.00	$500.00	$0.00	-$110.00
MF10	Amanda Newton	6/26/2018	at-will	3 Bed/2 Bath	Weekly	6/26/2018	$170.00	$185.00	$0.00	$185.00	$0.00	$80.00
Total for Mayfield Mobile Home Park							**$1925.00**	**$2000.00**	**$0.00**	**$2000.00**	**$0.00**	**-$190.00**
Middleton Mobile Home Park												
MR1	Brandon Cockrell	7/30/2019	at-will	2 Bed/2 Bath	Weekly	7/30/2019	$185.00	$200.00	$0.00	$200.00	$0.00	$98.00
MR2	Rabi Litman	12/10/2020	at-will	3 Bed/2 Bath	Weekly	12/10/2020	$190.00	$190.00	$0.00	$190.00	$0.00	$0.00
MR3	Allison White	9/23/2019	at-will	2 Bed/2 Bath	Weekly	9/23/2019	$190.00	$190.00	$0.00	$190.00	$0.00	$0.00
MR4	Nancy Bishop	6/18/2021	at-will	3 Bed/2 Bath	Weekly	6/18/2021	$220.00	$220.00	$0.00	$220.00	$0.00	$0.00
MR5	Mary Sanders	12/6/2017	at-will	3 Bed/2 Bath	Weekly	12/6/2017	$170.00	$185.00	$0.00	$185.00	$0.00	-$185.00
MR6	Seniyatta Litman	1/29/2020	at-will	2 Bed/1 Bath	Weekly	1/29/2020	$140.00	$140.00	$0.00	$140.00	$0.00	-$140.00
MR7	Rashonda Peterson, Chuntell Harrison	7/7/2021	at-will	3 Bed/2 Bath	Every two weeks	7/7/2021	$390.00	$390.00	$0.00	$390.00	$0.00	$0.00
MR8	kayla argo	5/3/2021	at-will	3 Bed/2 Bath	Weekly	5/3/2021	$235.00	$235.00	$0.00	$235.00	$0.00	-$235.00
MR9	David Lollis	8/31/2018	at-will	-/1 Bath	Monthly	8/31/2018	$230.00	$230.00	$0.00	$230.00	$0.00	$0.00
MR10	Connie Wilson, Damien Rowley	7/1/2020	at-will	3 Bed/2 Bath	Weekly	7/1/2020	$225.00	$225.00	$0.00	$225.00	$0.00	$0.00
MR11	Mitchell Hill	7/30/2018	at-will	3 Bed/2 Bath	Weekly	7/30/2018	$215.00	$230.00	$0.00	$230.00	$0.00	-$0.35
MR12	Sanders Jamie	2/16/2018	at-will	3 Bed/2 Bath	Weekly	2/16/2018	$210.00	$225.00	$0.00	$225.00	$0.00	$0.00
MR13	Amber Ferguson, Christopher Gillespie	5/31/2017	at-will	3 Bed/2 Bath	Weekly	5/31/2017	$195.00	$205.00	$0.00	$205.00	$0.00	$115.45
Total for Middleton Mobile Home Park							**$2795.00**	**$2865.00**	**$0.00**	**$2865.00**	**$0.00**	**-$346.90**
Pendleton Mobile Home Park												
P1	Farrah Roper	8/14/2019	at-will	4 Bed/2 Bath	Monthly	8/14/2019	$840.00	$900.00	$0.00	$900.00	$0.00	$0.00
P2	Angie Castillo	1/5/2018	at-will	3 Bed/2 Bath	Weekly	1/5/2018	$180.00	$195.00	$0.00	$195.00	$0.00	$10.00
P3	Sherika Cowan	5/24/2021	at-will	3 Bed/2 Bath	Weekly	5/24/2021	$205.00	$205.00	$0.00	$205.00	$0.00	$0.00
P4	Monesha Robinson	4/20/2020	at-will	3 Bed/2 Bath	Weekly	4/20/2020	$195.00	$195.00	$0.00	$195.00	$0.00	$0.00
P5	Scott Stroud	10/19/2018	at-will	3 Bed/2 Bath	Weekly	10/19/2018	$190.00	$205.00	$0.00	$205.00	$45.08	$30.00
P6	VACANT			-/1 Bath				$0.00	$0.00	$0.00	$0.00	$0.00
P7	Isa Brownlee, dwight brownlee	1/27/2021	at-will	3 Bed/2 Bath	Every two weeks	1/27/2021	$350.00	$350.00	$0.00	$350.00	$0.00	$0.00
P8	Leah Garrett	5/1/2016	at-will	3 Bed/2 Bath	Weekly	5/1/2016	$165.00	$180.00	$0.00	$180.00	$0.00	-$180.00
P9	Consolla Craig	10/30/2019	at-will	3 Bed/2 Bath	Weekly	10/30/2019	$180.00	$180.00	$0.00	$180.00	$0.00	$0.00
P10	Kayla Henderson	4/3/2018	at-will	3 Bed/2 Bath	Weekly	4/3/2018	$185.00	$185.00	$0.00	$185.00	$1.00	-$185.00
P11	Stephanie Riggins, Teddy Benson	1/27/2021	at-will	3 Bed/1 Bath	Weekly	1/27/2021	$175.00	$175.00	$0.00	$175.00	$0.00	$0.00
P12	Victory Durham	8/31/2018	at-will	-/1 Bath	Monthly	8/31/2018	$240.00	$240.00	$0.00	$240.00	$0.00	-$5.00
P13	Donovan Jenkins, Lauretia Brown	2/26/2020	at-will	4 Bed/1 Bath	Weekly	2/26/2020	$190.00	$190.00	$0.00	$190.00	$0.00	-$190.00
P15	Carolyn Lee	5/16/2019	at-will	3 Bed/2 Bath	Weekly	5/16/2019	$180.00	$195.00	$0.00	$195.00	$0.00	$85.00
P16	Alfonso Soteto	8/31/2018	at-will	-/1 Bath	Monthly	8/31/2018	$240.00	$240.00	$0.00	$240.00	$0.00	$0.00
P17	VACANT			-/1 Bath				$0.00	$0.00	$0.00	$0.00	$0.00
P18	Rhonda Hoxit	9/19/2018	at-will	3 Bed/2 Bath	Every two weeks	9/19/2018	$350.00	$380.00	$0.00	$380.00	$0.00	-$380.00
P19	Jayne Stanton	4/1/2020	at-will	3 Bed/2 Bath	Monthly	4/1/2020	$700.00	$700.00	$0.00	$700.00	$0.00	$0.00
P20	Nate Lester	8/31/2018	at-will	-/1 Bath	Monthly	8/31/2018	$240.00	$240.00	$0.00	$240.00	$0.00	$0.00
P21	Sandra Ramirez	8/31/2018	at-will	-/1 Bath	Monthly	8/31/2018	$240.00	$240.00	$0.00	$240.00	$0.00	$0.00
Total for Pendleton Mobile Home Park							**$5045.00**	**$5195.00**	**$0.00**	**$5195.00**	**$46.08**	**-$815.00**

Roosevelt Mobile Home Park												
330R	Anthony Sadler	10/1/2018	at-will	3 Bed/2 Bath	Monthly	10/1/2018	$660.00	$720.00	$0.00	$720.00	$0.00	$0.00
3301A	Jessica Price	4/14/2020	at-will	3 Bed/2 Bath	Every two weeks	4/14/2020	$370.00	$370.00	$0.00	$370.00	$0.00	-$1.61
3301C	White Lewis	3/1/2019	at-will	3 Bed/2 Bath	Weekly	3/1/2019	$175.00	$190.00	$0.00	$190.00	$0.00	-$27.25
3302B	Patricia Collopy	7/27/2018	at-will	3 Bed/2 Bath	Weekly	7/27/2018	$175.00	$190.00	$0.00	$190.00	$0.00	-$42.80
3302D	Sylvia Zellars	4/12/2012	at-will	3 Bed/2 Bath	Weekly	4/12/2012	$155.00	$155.00	$0.00	$155.00	$0.00	-$22.00
3304J	miranda lumpkin	3/11/2020	at-will	2 Bed/1 Bath	Weekly	3/11/2020	$170.00	$170.00	$0.00	$170.00	$0.00	-$188.19
3306J	Milton Hartfield	10/8/2020	at-will	3 Bed/2 Bath	Weekly	10/8/2020	$190.00	$190.00	$0.00	$190.00	$0.00	-$468.63
3308J	Phyllis Wright	12/8/2016	at-will	3 Bed/2 Bath	Weekly	12/8/2016	$170.00	$170.00	$0.00	$170.00	$0.00	-$181.57
3312J	Lamardra Burton	1/15/2020	at-will	3 Bed/2 Bath	Weekly	1/15/2020	$180.00	$180.00	$0.00	$180.00	$0.00	-$215.68
Total for Roosevelt Mobile Home Park							**$2245.00**	**$2335.00**	**$0.00**	**$2335.00**	**$0.00**	**-$1147.73**
Springfield Mobile Home Park												
SP1	Karey Mills	8/3/2017	at-will	3 Bed/2 Bath	Weekly	8/3/2017	$175.00	$175.00	$0.00	$175.00	$0.00	$180.00
SP2	John Jones	2/13/2018	at-will	2 Bed/2 Bath	Monthly	2/13/2018	$540.00	$600.00	$0.00	$600.00	$0.00	$610.00
SP3	cheyenne morgan	5/15/2020	at-will	3 Bed/2 Bath	Monthly	5/15/2020	$680.00	$680.00	$0.00	$680.00	$0.00	$50.00
SP4	Miyah Hawkins	12/12/2019	at-will	3 Bed/2 Bath	Weekly	12/12/2019	$165.00	$165.00	$0.00	$165.00	$0.00	$185.00
SP5	Lane Rockwell	11/7/2011	at-will	3 Bed/2 Bath	Weekly	11/7/2011	$155.00	$155.00	$0.00	$155.00	$0.00	$10.00
SP6	Lyric Davis	3/3/2020	at-will	2 Bed/1 Bath	Weekly	3/3/2020	$135.00	$135.00	$0.00	$135.00	$0.00	$0.00
SP7*	Jennifer Owens	3/6/2017	at-will	3 Bed/2 Bath	Every two weeks	3/6/2017	$350.00	$350.00	$0.00	$350.00	$0.00	-$2.00
SP8	Frandreka Fuller	2/28/2019	at-will	3 Bed/2 Bath	Weekly	2/28/2019	$175.00	$175.00	$0.00	$175.00	$0.00	-$30.00
SP9	Adam Hudgens	5/29/2015	at-will	2 Bed/1 Bath	Weekly	5/29/2015	$120.00	$135.00	$0.00	$135.00	$0.00	$0.00
SP10	Anthony Howard	7/15/2020	at-will	3 Bed/2 Bath	Monthly	7/15/2020	$720.00	$720.00	$0.00	$720.00	$0.00	$0.00
SP11	Lesa Carroll	3/14/2008	at-will	3 Bed/1 Bath	Weekly	3/14/2008	$110.00	$125.00	$0.00	$125.00	$0.00	$0.00
SP12	Mercedes Carlson	10/29/2018	at-will	'-/1 Bath	Monthly	10/29/2018	$240.00	$240.00	$0.00	$240.00	$0.00	$0.00
SP14	Andrew Whitaker	4/21/2015	at-will	3 Bed/2 Bath	Weekly	4/21/2015	$175.00	$190.00	$0.00	$190.00	$0.00	-$10.00
SP15	Robert Dare	11/18/2019	at-will	3 Bed/2 Bath	Every two weeks	11/18/2019	$340.00	$340.00	$0.00	$340.00	$0.00	$60.00
SP16	Angela Williams	1/15/2016	at-will	2 Bed/2 Bath	Weekly	1/15/2016	$135.00	$150.00	$0.00	$150.00	$0.00	$0.00
SP17	Terrick Presley	8/28/2020	at-will	3 Bed/2 Bath	Every two weeks	8/28/2020	$350.00	$350.00	$0.00	$350.00	$0.00	$0.00
SP18	daniel Martin	8/5/2020	at-will	3 Bed/2 Bath	Monthly	8/5/2020	$720.00	$720.00	$0.00	$720.00	$0.00	$0.00
SP19	Wendy Baldwin	10/5/2016	at-will	3 Bed/2 Bath	Weekly	10/5/2016	$165.00	$180.00	$0.00	$180.00	$0.00	-$0.25
SPA	Earl Love	8/29/2018	at-will	2 Bed/1 Bath	Weekly	8/29/2018	$155.00	$155.00	$0.00	$155.00	$0.00	$0.00
SPB	ashley merchant	4/13/2021	at-will	2 Bed/1 Bath	Weekly	4/13/2021	$170.00	$170.00	$0.00	$170.00	$0.00	-$10.00
Total for Springfield Mobile Home Park							**$5775.00**	**$5910.00**	**$0.00**	**$5910.00**	**$0.00**	**$1022.75**
Sunrise Mobile Home Park												
SUN1	Adrian Adams	9/1/2017	at-will	3 Bed/2 Bath	Weekly	9/1/2017	$175.00	$175.00	$0.00	$175.00	$0.00	$0.00
SUN2	Mathew Willingham	8/3/2017	at-will	3 Bed/2 Bath	Weekly	8/3/2017	$175.00	$175.00	$0.00	$175.00	$0.00	$10.00
SUN3	Janie Johnson	7/2/2004	at-will	2 Bed/1 Bath	Monthly	7/2/2004	$520.00	$520.00	$0.00	$520.00	$0.00	-$0.08
SUN4	Rhonda Byrum, Kenneth Byrum	3/6/2020	at-will	3 Bed/2 Bath	Weekly	3/6/2020	$170.00	$170.00	$0.00	$170.00	$0.00	$0.00
SUN5	Maddison Mulkey	5/10/2019	at-will	3 Bed/2 Bath	Weekly	5/10/2019	$180.00	$180.00	$0.00	$180.00	$0.00	-$0.08
SUN6	Tabitha Cobb	4/13/2018	at-will	3 Bed/1 Bath	Weekly	4/13/2018	$165.00	$165.00	$0.00	$165.00	$0.00	$0.00
SUN7	Sharlacey Thompson	6/18/2020	at-will	4 Bed/2 Bath	Weekly	6/18/2020	$195.00	$195.00	$0.00	$195.00	$0.00	$0.00
SUN8	Tristan Simpson	11/3/2015	at-will	3 Bed/2 Bath	Weekly	11/3/2015	$165.00	$180.00	$0.00	$180.00	$0.00	$0.00
SUN9	Mia Wise	7/24/2019	at-will	3 Bed/2 Bath	Weekly	7/24/2019	$145.00	$145.00	$0.00	$145.00	$0.00	$0.00
SUN10	David Ambridge	10/7/2020	at-will	3 Bed/2 Bath	Weekly	10/7/2020	$170.00	$170.00	$0.00	$170.00	$0.00	-$95.00
SUN11	VACANT			1 Bed/1 Bath				$0.00	$0.00	$0.00	$0.00	$0.00
SUN12	David Eder	6/3/2020	at-will	2 Bed/1 Bath	Weekly	6/3/2020	$125.00	$125.00	$0.00	$125.00	$0.00	$5.00
SUN13	clarence merriweather, kinsley merriweather	11/19/2020	at-will	3 Bed/1 Bath	Weekly	11/19/2020	$180.00	$180.00	$0.00	$180.00	$0.00	$0.00
SUN14	Debra McMahan	4/13/2017	at-will	3 Bed/1 Bath	Weekly	4/13/2017	$165.00	$165.00	$0.00	$165.00	$0.00	$0.00
SUN15	Penny Martin, Marshall Ricketts Jr.	11/23/2018	at-will	3 Bed/2 Bath	Weekly	11/23/2018	$185.00	$200.00	$0.00	$200.00	$0.00	-$100.00
SUN16	Kelsey Shiflet, Colton Bowie	2/8/2019	at-will	3 Bed/1 Bath	Weekly	2/8/2019	$175.00	$190.00	$0.00	$190.00	$0.00	$0.00
SUN17	zenetra clinkscales	12/17/2020	at-will	3 Bed/2 Bath	Monthly	12/17/2020	$760.00	$760.00	$0.00	$760.00	$0.00	$0.00
SUN18	Robert Parker	4/24/2019	at-will	2 Bed/2 Bath	Every two weeks	4/24/2019	$300.00	$330.00	$0.00	$330.00	$0.00	$0.00
SUN19	Lajanna Stowers	7/1/2020	at-will	3 Bed/2 Bath	Weekly	7/1/2020	$185.00	$185.00	$0.00	$185.00	$0.00	$0.00
SUN20	Hontas Campbell	4/7/2020	at-will	3 Bed/2 Bath	Weekly	4/7/2020	$185.00	$185.00	$0.00	$185.00	$0.00	-$420.00
SUN21	Joseph Atkins	6/28/2019	at-will	3 Bed/2 Bath				$0.00	$0.00	$0.00	$0.00	$0.00
SUN22	James Jernigan, April Bishop	11/1/2019	at-will	3 Bed/2 Bath	Weekly	11/1/2019	$175.00	$175.00	$0.00	$175.00	$0.00	-$35.00
SUN23	Amanda Estes	8/1/2014	at-will	3 Bed/2 Bath	Monthly	8/1/2014	$680.00	$740.00	$0.00	$740.00	$0.00	$0.00

SUN24	Kwamame Singleton	2/5/2018	at-will	3 Bed/2 Bath	Weekly	2/5/2018	$165.00	$165.00	$0.00	$165.00	$0.00	$35.00
SUN25	Beverly Allen	8/17/2010	at-will	3 Bed/2 Bath	Weekly	8/17/2010	$165.00	$180.00	$0.00	$180.00	$0.00	$0.00
SUN26	Talisha Williams	7/22/2019	at-will	3 Bed/2 Bath	Every two weeks	7/22/2019	$350.00	$350.00	$0.00	$350.00	$0.00	-$0.49
SUN27	Bobbie Hull	4/24/2006	at-will	3 Bed/2 Bath	Weekly	4/24/2006	$165.00	$165.00	$0.00	$165.00	$0.00	$6.84
SUN28	Tabitha Howard	1/18/2013	at-will	2 Bed/1 Bath	Weekly	1/18/2013	$125.00	$140.00	$0.00	$140.00	$0.00	$0.00
SUN29	Stephanie Mullikin	2/25/2019	at-will	2 Bed/2 Bath	Weekly	2/25/2019	$145.00	$145.00	$0.00	$145.00	$0.00	-$145.00
SUN30	Olivia Hickey	10/29/2018	at-will	2 Bed/2 Bath	Monthly	10/29/2018	$380.00	$380.00	$0.00	$380.00	$0.00	$0.00
SUN31	Mike Farmer	7/7/2021	at-will	3 Bed/2 Bath	Weekly	7/7/2021	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
SUN32	Kari Tabacaru	3/18/2009	at-will	3 Bed/2 Bath	Weekly	3/18/2009	$165.00	$180.00	$0.00	$180.00	$0.00	-$83.75
Total for Sunrise Mobile Home Park							**$6835.00**	**$7015.00**	**$0.00**	**$7015.00**	**$0.00**	**-$822.56**
Westside Mobile Home Park												
WS1	Kandice Brown	12/19/2013	at-will	3 Bed/2 Bath	Weekly	12/19/2013	$165.00	$165.00	$0.00	$165.00	$0.00	$10.00
WS2	Misti Welch	7/17/2020	at-will	3 Bed/2 Bath	Monthly	7/17/2020	$720.00	$720.00	$0.00	$720.00	$0.00	$0.00
WS3	Crystal Manuel, Melvin Manuel	2/8/2019	at-will	3 Bed/2 Bath	Weekly	2/8/2019	$175.00	$175.00	$0.00	$175.00	$0.00	$0.00
WS4	James Brandt	3/16/2018	at-will	3 Bed/2 Bath	Monthly	3/16/2018	$700.00	$760.00	$0.00	$760.00	$0.00	-$1.00
WS5	Tiffany Stwinter, Frank Allgood	2/25/2019	at-will	3 Bed/2 Bath	Weekly	2/25/2019	$175.00	$175.00	$0.00	$175.00	$0.00	$120.00
WS6	James Richard Kelley Jr.	5/6/2019	at-will	3 Bed/2 Bath	Weekly	5/6/2019	$180.00	$180.00	$0.00	$180.00	$0.00	$0.00
WS7	Demario Johnson	2/7/2020	at-will	3 Bed/2 Bath	Weekly	2/7/2020	$165.00	$185.00	$0.00	$185.00	$0.00	-$185.00
WS8	brittany debarr	5/18/2021	at-will	3 Bed/2 Bath	Weekly	5/18/2021	$195.00	$195.00	$0.00	$195.00	$0.00	$20.00
WS9	William Smith	12/1/2018	at-will	'- /1 Bath	Monthly	12/1/2018	$240.00	$240.00	$0.00	$240.00	$0.00	$0.00
WS10	antonio bigby, tasha mcclam	4/7/2021	at-will	3 Bed/2 Bath	Weekly	4/7/2021	$195.00	$195.00	$0.00	$195.00	$0.00	$0.00
WS11	Samantha Davis	8/18/2018	at-will	3 Bed/2 Bath	Every two weeks	8/18/2018	$350.00	$350.00	$0.00	$350.00	$0.00	$0.00
WS12	taylor jackson, freda jackson	4/29/2021	at-will	3 Bed/2 Bath	Monthly	4/29/2021	$780.00	$780.00	$0.00	$780.00	$0.00	$0.00
WS13	Howard Goodine	8/11/2014	at-will	3 Bed/2 Bath	Weekly	8/11/2014	$135.00	$150.00	$0.00	$150.00	$0.00	$0.00
WS14	James Stewart	9/16/2015	at-will	3 Bed/2 Bath	Weekly	9/16/2015	$170.00	$170.00	$0.00	$170.00	$0.00	$0.00
WS15	Melissa Blighton	1/7/2007	at-will	3 Bed/2 Bath	Weekly	1/7/2007	$160.00	$175.00	$0.00	$175.00	$0.00	$0.00
WS16	Randy Adams	8/31/2018	at-will	'- /1 Bath	Monthly	8/31/2018	$240.00	$240.00	$0.00	$240.00	$0.00	$0.00
WS17	Walter Campbell	9/16/2020	at-will	3 Bed/2 Bath	Monthly	9/16/2020	$720.00	$720.00	$0.00	$720.00	$0.00	$0.00
WS18	Diana Hernandez, Adrian Diaz	10/26/2020	at-will	3 Bed/2 Bath	Monthly	10/26/2020	$760.00	$760.00	$0.00	$760.00	$0.00	$0.00
WS19	Willingham Ben	1/9/2013	at-will	3 Bed/2 Bath	Monthly	1/9/2013	$700.00	$700.00	$0.00	$700.00	$0.00	$0.00
WS20	Dorothy Addis	9/25/2018	at-will	4 Bed/2 Bath	Weekly	9/25/2018	$185.00	$200.00	$0.00	$200.00	$0.00	$0.00
WS21	Amy Lane	10/29/2019	at-will	3 Bed/2 Bath	Weekly	10/29/2019	$180.00	$180.00	$0.00	$180.00	$0.00	$0.00
WS22	Charles McGurk	2/26/2014	at-will	3 Bed/1 Bath	Monthly	2/26/2014	$640.00	$700.00	$0.00	$700.00	$0.00	$0.00
WS23	Jeff Jones	10/17/2015	at-will	'- /1 Bath	Monthly	10/17/2015	$240.00	$240.00	$0.00	$240.00	$0.00	$45.00
WS24	Taraus Nelloms	9/11/2020	at-will	3 Bed/2 Bath	Weekly	9/11/2020	$190.00	$190.00	$0.00	$190.00	$0.00	$0.00
Total for Westside Mobile Home Park							**$8380.00**	**$8545.00**	**$0.00**	**$8545.00**	**$0.00**	**$9.00**

Schedule 4.21
MANUFACTURED HOMES

(see attached)

Address					TMS #	2019 TAX	2020 TAX	TITLE
103 Canna Lilly, Anderson SC 29625	1-103 CL	1999	Cavalier	3br/2ba	4000036415	167.83	167.83	770040170167833B
100 Green Cherry, Anderson SC 29625	2-100 GC	1998	Fleetwood	3br/2ba	4000037752	225.52	225.52	771110372866257B
102 Green Cherry, Anderson SC 29625	3-102 GC	1997	Fleetwood	3br/2ba	4000028051	219.11	219.11	7711103736706641B
107 Canna Lilly, Anderson SC 29625	4-107 CL	1996	General	3br/2ba	4000035946	177.45	177.45	
104 Canna Lilly, Anderson SC 29625	5-104 CL	1998	Other	3br/2ba	4000036232	183.86	183.86	770040170167585B
108 Canna Lilly, Anderson SC 29625	6-108 CL	1998	Bellcrest	3br/2ba	4000037168	228.73	228.73	770760267861432B
108 Green Cherry, Anderson SC 29625	7-108GC	1997	Clayton	3br/2ba	4000036166	164.63	164.63	770040170166975
116 Canna Lilly, Anderson SC 29625	8-116 CL	1994	Chandeleur	3br/2ba	4000036165	158.22	158.22	770040170157206B
104 Green Cherry, Anderson SC 29625	9	Lot	rented		LOT	0	0	LOT RENT
112 Canna Lilly, Anderson SC 29625	10-112 CL	1998	Southern	3br/2ba	4000036167	164.63	164.63	770040170157867
103 Canna Lilly, Anderson SC 29625	11-115 CL	2000	Southern	3br/2ba	4000037171	215.91	215.91	770760267851524B
101 Calico, Anderson SC 29625	12-101 C	1997	OTHER	3br/2ba	4000035945	187.06	187.06	
105 Calico, Anderson SC 29625	13-105 C	1984	Manor	3br/2ba	4000034231	119.76	119.76	770040170166801
104 Calico, Anderson SC 29625	14-104 C	1998	Redman	4br/2ba	4000035095	187.06	187.06	770040170156695B
108 Calico, Anderson SC 29625	15-108 C	1999	Broadmore	3br/2ba	4000035978	187.06	187.06	
109 Calico, Anderson SC 29625	16-109 C	Lot	rented		LOT	0	0	LOT RENT
110 Calico, Anderson SC 29625	17-110 C	1998	Fleetwood	3br/2ba	4000036115	187.06	187.06	770040170158345B
113 Calico, Anderson SC 29625	18-113 C	2000	Horton	3br/2ba	4000032953	228.73	228.73	770760267832268B
114 Calico, Anderson SC 29625	19-114 C	2000	Horton	3br/2ba	4000032789-001	228.73	228.73	770760267848330B
107 Green Cherry, Anderson SC 29625	20-107 GC	2003	Clayton	3br/2ba	40000384387	395.39	395.39	770040351237124B
111 Green Cherry, Anderson SC 29625	21-111 GC	1996	Fleetwood	3br/2ba	4000026899	215.91	215.91	770760267862133B
105 Green Cherry, Anderson SC 29625	22-105 GC	2000	Fleetwood	3br/2ba	4000037608	228.73	228.73	770040374188494C
109 Green Cherry, Anderson SC 29625	23-109 GC	Lot	rented		LOT	0	0	LOT RENT
103 Green Cherry, Anderson SC 29625	24-103 GC	1996	General	3br/2ba	4000036205	158.22	158.22	28076633 A
			6.3 acres		0690602014	2903.73	2903.73	
						7133.33	7133.33	
West Anderson Water- 2 master meters								
Duke Power								
All Septic								

Address					TMS #		2019 Tax		Title
727 Greenville St., Pendleton SC 29670	Land			6.15 acres	040-05-03-030		2418.11	2418.11	
727 Greenville St., Pendleton SC 29670	Lot 1	1999	Fleetwood	4br/2ba	4000033874		0	661.57	770350369954606 E
727 Greenville St., Pendleton SC 29670	lot 2	1987	other	3br/2ba	4000013590		215.78	215.78	7703703230977862C
727 Greenville St., Pendleton SC 29670	lot3	1992	peachstate	3br/2ba	4000037926		242.79	242.79	770370323098324B
727 Greenville St., Pendleton SC 29670	lot 4	1983	Shiloh	3br/2ba	4000038330		251.8	251.8	770370334306146
727 Greenville St., Pendleton SC 29670	lot5	2009	Horton	3br/2ba	4000038400		625.55	625.55	770040348027679C
727 Greenville St., Pendleton SC 29670	lot 7	1999	Fleetwood	3br/2ba	4000038516		323.85	323.85	771110372883591B
727 Greenville St., Pendleton SC 29670	lot 8	1996	Fleetwood	3br/2ba	4000037910		242.79	242.79	770370305952415A
727 Greenville St., Pendleton SC 29670	lot 9	1998	Redman	3br/2ba	4000037911		242.79	242.79	770370323098613C
727 Greenville St., Pendleton SC 29670	Lot 10	1986	Champion	3br/2ba	4000014886		121.21	121.21	770040303433243
727 Greenville St., Pendleton SC 29670	lot 11	1996	Limi	3br/2ba	4000038553		0	274.32	7771110372883280
729 Greenville St., Pendleton SC 29670	lot 12				Rented Lot		0	0	
729 Greenville St., Pendleton SC 29670			Commercial Building				0	0	
727 Greenville St., Pendleton SC 29670	Lot13	2002	Clayton	4br/2ba	4000037886		229.29	229.29	771110372882668
727 Greenville St., Pendleton SC 29670	lot 15	2000	redman	3br/2ba	4000038127		260.81	260.81	771110372881967B
727 Greenville St., Pendleton SC 29670	lot 16				Rented Lot		0	0	
727 Greenville St., Pendleton SC 29670	Lot 17				Rented Lot		0	0	
727 Greenville St., Pendleton SC 29670	lot 18	1999	Fleetwood	3br/2ba	4000037996		278.82	278.82	771110372880985B
727 Greenville St., Pendleton SC 29670	lot 19	2000	Clayton	3br/2ba	4000034490		132.75	364.38	770350369954317
727 Greenville St., Pendleton SC 29670	Lot 20				Rented Lot		0	0	
727 Greenville St., Pendleton SC 29670	Lot 21				Rented Lot		0	0	
							4684.67	6753.86	
City Of Pendleton water and sewer- master metered except commercial building rented to church									
Duke Power									

Lot	Address				TMS#		2019 Tax	2020 TAX	TITLE
SP1	6312 HWY 81 South, Starr SC 29684	1996	Horton	3br/2ba	4000025502		155.06	155.06	770040186194508B
SP2	6312 HWY 81 South, Starr SC 29684	1986	KIRKWOOD	3br/2ba	4000024390		108.37	108.37	25808065
SP3	6312 HWY 81 South, Starr SC 29684	1993	FLEETWOOD	3br/2ba	4000035105		135.05	135.05	770040186224917
SP4	6312 HWY 81 South, Starr SC 29684	1994	FLEETWOOD	3br/2ba	4000034247		128.38	128.38	770040186224131
SP5	6312 HWY 81 South, Starr SC 29684	1996	Patriot	3br/2ba	4000028759		161.73	161.73	770760267844628.00
SP6	6312 HWY 81 South, Starr SC 29684	1984	FLINSTONE	3br/2ba	4000016522		98.36	98.36	
SP7	6312 HWY 81 South, Starr SC 29684	1998	Other	3br/2ba	4000036314		161.73	161.73	7700401701600101B
SP8	6312 HWY 81 South, Starr SC 29684	2002	FLEETWOOD	3br/2ba	4000034634		141.72	141.72	770040186223323.00
SP9	6312 HWY 81 South, Starr SC 29684	1979	CONNER	2br/1ba	4000032730		91.69	91.69	22041920C
SP10	6312 HWY 81 South, Starr SC 29684	1994	FLEETWOOD	3br/2ba	4000034749		145.05	145.05	770040186223133B
SP11	6312 HWY 81 South, Starr SC 29684	1985	CONNER	3br/1ba	4000024391		101.7	101.7	25808067
SP12	6312 HWY 81 South, Starr SC 29684	1982	COMMODORE	Rented Lot	4000032729		0	0	RENTED LOT
SP13	6312 HWY 81 South, Starr SC 29684	APT		2br/1ba	Duplex		0	0	APT
SP14	6312 HWY 81 South, Starr SC 29684	1999	HORTON	3br/2ba	4000035727		165.06	165.06	770040186222812C
SP15	6312 HWY 81 South, Starr SC 29684	1997	HORTON	3br/2ba	4000034806		155.06	155.06	770040186222630
SP16	6312 HWY 81 South, Starr SC 29684	1987	STERLING	3br/2ba	4000024093		121.71	121.71	29806905
SP17	6312 HWY 81 South, Starr SC 29684	1994	FLEETWOOD	3br/2ba	4000035269		135.05	135.05	770040186222507C
SP18	6312 HWY 81 South, Starr SC 29684	1994	FLEETWOOD	3br/2ba	4000035286		151.72	151.72	770040186221954C
SP19	6312 HWY 81 South, Starr SC 29684	1995	OAKWOOD	3br/2ba	4000035504		148.39	148.39	
SP20	6312 HWY 81 South, Starr SC 29684	APT		2br/1ba	Duplex		0	0	APT
Land	6312 HWY 81 South, Starr SC 29684			4.91 acres	1280101004		2321.12	2321.12	
							4626.95	4626.95	
	Starr Iva Water- master metered								
	Duke Power								
	Piedmont Natural Gas (2 units all utilities included)								
	All Septic								

Address					TMS#		2019 TAX	2020 TAX	TITLE		
		Bedrooms/Bath									
3304	Jerry Dr., Anderson SC 29624	2/1		House	125-18-05-001		80.04	80.04			
330	E. Roosevelt Dr., Anderson SC 29624	3/2		House	125-18-04-003		1517.38	1517.38			
3302B	Jerry Dr., Anderson SC 29624	3/2	1996	General	4000036437		208.42	208.42	770040183928650		
3302D	Jerry Dr., Anderson SC 29624	3/2	1996	Bellcrest	4000036432		208.42	208.42	770040183928445C		
3301A	Jerry Dr., Anderson SC 29624	3/2	1997	Fleetwood	4000036163		218.42	218.42	770040170168047		AOW212
3301C	Jerry Dr., Anderson SC 29624	3/2	1999	Carriage	4000036433		218.42	218.42	770040183928122B		
							2451.1	2451.1			
Homeland Water- individually metered, city sewer											
Duke Power											

Address	Lot				TMS#		2019 Tax	2020 TAX	Title	Assign
3 Little Beaver Creek, Williamston SC 29697	3	2002	Clayton	3br/2ba	4000038132		332.24	332.24	771110372880282C	
4 Little Beaver Creek, Williamston SC 29697	4	1995	Fleetwood	3br/2ba	4000037210		185.68	185.68	770760267852266B	
5 Little Beaver Creek, Williamston SC 29697	5	1999	Lamar	3br/2ba	4000037838		228.02	228.02	771110372879615B	
6 Little Beaver Creek, Williamston SC 29697	6		unknown	3br/2ba	4000033706		123.79	123.79	770640298196356	
7 Little Beaver Creek, Williamston SC 29697	7	2001	Redman	3br/2ba	4000037149		185.68	185.68	770760267849684	
8 Little Beaver Creek, Williamston SC 29697	8	1997	Crown	3br/2ba	4000035346		172.65	172.65	770760267843109B	
9 Little Beaver Creek, Williamston SC 29697	9	1998	Homestead	3br/2ba	4000030821		149.85	149.85	770760267836632	
10 Little Beaver Creek, Williamston SC 29697	10	1992	Fleetwood	2br/2ba	4000021297-003		136.82	136.82	770760267845245	
12 Little Beaver Creek, Williamston SC 29697	12		Unknown	3br/2ba	4000013266		146.59	146.59	770760267843497	
13 Little Beaver Creek, Williamston SC 29697	13	1997	Crimson	3br/2ba	4000028910-001		214.99	214.99	771110372880704B	
14 Little Beaver Creek, Williamston SC 29697	14	1998	Skyline	2br/2ba	4000030900-002		169.39	169.39	770760267836079D	
15 Little Beaver Creek, Williamston SC 29697	15	1997	Fleetwood	3br/2ba	4000028178			new	770040394379701B	
16 Little Beaver Creek, Williamston SC 29697	16	2001	Clayton	2br/2ba	4000033913-002		179.16	179.16	770760267847159	
23 Little Beaver Creek, Williamston SC 29697	23	1995	Bellcrest	3br/2ba	4000036982		172.65	172.65	770760267841293C	
25 Little Beaver Creek, Williamston SC 29697	25	1996	Clayton	3br/2ba	4000026483-001		185.68	185.68	770760267842390B	
27 Little Beaver Creek, Williamston SC 29697	27	1996	Crown	3br/2ba	4000036983		185.68	185.68	770760267841764.00	
2101 Beaverdam Rd., Williamston SC 29697	2101	2000	Fleetwood	3br/2ba	4000032763		211.73	211.73	771110372880456B	
2119 Beaverdam Rd., Williamston SC 29697	2119	1998	Fleetwood	3br/2ba	4000037200		211.73	211.73	770760267827953B	
2125 Beaverdam Rd., Williamston SC 29697	2125	lot			Rented Lot		0	0	LOT RENT	
2129 Beaverdam Rd., Williamston SC 29697	2129	1997	Fleetwood	3br/2ba	4000028839		169.39	169.39	770760267850328	
2131 Beaverdam Rd., Williamston SC 29697	2131	2000	Redman	3br/2ba	4000036139-001		188.93	188.93	770760267846516D	
2201 Beaverdam Rd., Williamston SC 29697	2201	1999	Redman	3br/2ba	4000037181		198.7	198.7	770760267860954	
2207 Beaverdam Rd., Williamston SC 29697	2207	2009	Clayton	3br/2ba	4000038271		244.3	244.3	771110372878716B	
120 Jeremy Dr., Williamston SC 29697	120	lot			Rented Lot		0	0	LOT RENT	
123 Jeremy Dr., Williamston SC 29697	123	1996	Champion	3br/2ba	4000037148		188.93	188.93	770760267847753C	
127 Jeremy Dr., Williamston SC 29697	127	1995	Belmont	3br/2ba	4000035654		118.19	118.19	770640337433927D	
129 Jeremy Dr., Williamston SC 29697	129	1999	Lamar	3br/2ba	4000037043		211.73	211.73	770760267863644B	
137 Jeremy Dr., Williamston SC 29697	137	2000	Fleetwood	3br/2ba	4000036318		198.7	198.7	770760267845898D	
142 Jeremy Dr., Williamston SC 29697	142	2001	Fleetwood	3br/2ba	4000037182		231.27	231.27	770760267861812B	
153 Jeremy Dr., Williamston SC 29697	153	1999	Redman	3br/2ba	4000037027		205.22	205.22	770760267831716B	
	Land			.37 acres	194-00-11-003		91.2	91.2		
	Land			14.48 acrs	194-00-11-001		2866.16	2866.16		
							8105.05	8105.05		
Big creek/hammond Water- master metered										
Duke Power										

Address					TMS#	2019 TAX	2020 TAX		
301 True Temper Rd, Anderson SC 29624	SUN1		HOUSE/LAND 8.3 acres	3br/2ba	1261003001	2584.63	2584.63		
301 True Temper Rd, Anderson SC 29624	SUN1	1989	FLEETWOOD	3br/2ba	4000020264	109.16	109.16		
301 True Temper Rd, Anderson SC 29624	SUN2	1996	FLEETWOOD	3br/2ba	4000035968	171.73	171.73	770040140311453B	
301 True Temper Rd, Anderson SC 29624	SUN3	1994	FLEETWOOD	3br/2ba	4000034453	135.05	135.05	770040195912692	7748
301 True Temper Rd, Anderson SC 29624	SUN4	1997	GENERAL	3br/2ba	4000035038	141.72	141.72	770040195912999	
301 True Temper Rd, Anderson SC 29624	SUN5	1997	CROWN	3br/2ba	4000034633	175.07	175.07	770040195916479	
301 True Temper Rd, Anderson SC 29624	SUN6	1996	FLEETWOOD	3br/2ba	4000034510	148.39	148.39	770040195913351	
301 True Temper Rd, Anderson SC 29624	SUN7	2010	CLAYTON	4br/2ba	4000038214	405.18	405.18	771110372883799B	
301 True Temper Rd, Anderson SC 29624	SUN8	1997	CLAYTON	3br/2ba	4000034700	151.72	151.72	770040195913807	
301 True Temper Rd, Anderson SC 29624	SUN9	1987	CONNOR	2br/2ba	4000027889	111.7	111.7	27090179	
301 True Temper Rd, Anderson SC 29624	SUN10	1988	CRAFT	3br/2ba	4000031581	115.04	115.04	770040195917105	
301 True Temper Rd, Anderson SC 29624	SUN11	1987	ACE	OFFICE	4000024792	23.35	23.35		
301 True Temper Rd, Anderson SC 29624	SUN12	1984	OAKWOOD	3br/2ba	4000027230	98.36	98.36	770040195914185	
301 True Temper Rd, Anderson SC 29624	SUN13	1994	GILD	3br/2ba	4000034511	135.05	135.05	770040195914557	
301 True Temper Rd, Anderson SC 29624	SUN14	1996	REDMAN	3br/2ba	4000036395	151.72	151.72	770040170158717B	
301 True Temper Rd, Anderson SC 29624	SUN15	1996	GENERAL	3br/2ba	4000035647	165.06	165.06	770040195914961C	
301 True Temper Rd, Anderson SC 29624	SUN16	1997	PALM HARBOR	3br/2ba	4000035503	165.06	165.06	770040195915273	
301 True Temper Rd, Anderson SC 29624	SUN17	1999	FLEETWOOD	3br/2ba	4000035399	165.06	165.06	770040195915901C	44BM12
301 True Temper Rd, Anderson SC 29624	SUN18	1991	BELLCREST	2br/2ba	4000031564	125.04	125.04	770040195916172	
301 True Temper Rd, Anderson SC 29624	SUN19	1998	Southern	3br/2ba	4000035885	165.06	165.06	770040140312832B	
301 True Temper Rd, Anderson SC 29624	SUN20	2000	Bellcrest	3br/2ba	4000036880	191.74	191.74	770760267833498B	
301 True Temper Rd, Anderson SC 29624	SUN21	1997	PALM HARBOR	3br/2ba	4000034831	155.06	155.06	770040372477770	
301 True Temper Rd, Anderson SC 29624	SUN22	1996	OAKWOOD	3br/2ba	4000034805	141.72	141.72	770040195916750	
301 True Temper Rd, Anderson SC 29624	SUN23	1999	General	3br/2ba	4000036088	201.75	201.75	770040170158535B	
301 True Temper Rd, Anderson SC 29624	SUN24	1992	REDMAN	3br/2ba	4000027643	121.71	121.71	770040195911041	
301 True Temper Rd, Anderson SC 29624	SUN25	1995	GENERAL	3br/2ba	4000030950	145.05	145.05	770040195911470	
301 True Temper Rd, Anderson SC 29624	SUN26	1995	Fleetwood	3br/2ba	4000036542	151.72	151.72	770040183927348B	
301 True Temper Rd, Anderson SC 29624	SUN27	1997	SOUTHERN	3br/2ba	4000035581	161.73	161.73	770040195911827C	
301 True Temper Rd, Anderson SC 29624	SUN28	1984	CONNER	2br/1ba	4000027887	108.37	108.37	27090192	
301 True Temper Rd, Anderson SC 29624	SUN29	1995	FLEETWOOD	2br/2ba	4000031478	148.39	148.39	770040195912163	
301 True Temper Rd, Anderson SC 29624	SUN30	1985	CONNER	2br/1ba	4000027885	95.03	95.03	27090186	
113 Harrington Dr, Anderson SC 29624	SUN32	1998	REDH	3br/2ba	4000029787-001	231.76	231.76	770040195912486	
113 Harrington Dr, Anderson SC 29624	113H		Lot 2.17 acres		126-10-02-014	160.08	160.08		
						7457.26	7457.26		
Starr Iva Water-master meters									
Duke Power									
All Septic									

Address					TMS#		2019 TAXES	2020 TAX			
3323 Jerry Dr, Anderson SC 29624	E2	1989	BRIGADIER	2br/2ba	4000030319		128.38	128.38	29806904		
3323 Jerry Dr, Anderson SC 29624	E3	1999	Redman	3br/2ba	4000037124		208.42	208.42	770760267848827.00		
3323 Jerry Dr, Anderson SC 29624	E6	1999	Belmont	3br/2ba	4000038726		0	278.45	To be delivered in October 2019		
3323 Jerry Dr, Anderson SC 29624	E7	1995	FLEETWOOD	3br/2ba	4000037291		205.08	205.08	770760267829827		
3323 Jerry Dr, Anderson SC 29624	E8	1998	Chandeleur	3br/2ba	4000029201		178.4	178.4	770040183933130B		
3323 Jerry Dr, Anderson SC 29624	E11	1985	FLEETWOOD	2br/1ba	4000027639		108.37	108.37	770040118515937A		
3323 Jerry Dr, Anderson SC 29624	E12	1997	Grandmanor	3br/2ba	4000032051		178.4	178.4	770040186227464B		
3323 Jerry Dr, Anderson SC 29624	E15	1986	RIVE	3br/2ba	4000031222		111.7	111.7	770040109044913		
3323 Jerry Dr, Anderson SC 29624	E18	1986	FLEETWOOD	3br/2ba	4000027501		111.7	111.7	T 02010722		
3323 Jerry Dr, Anderson SC 29624	E19	2006	Giles	3br/2ba	4000038490		361.83	371.83	771110372866679D		
3323 Jerry Dr, Anderson SC 29624	E23	1999	Crimson	3br/2ba	4000037581		205.08	205.08	771110372866935		
3323 Jerry Dr, Anderson SC 29624	E24	1991	CHANDELEUR	3br/2ba	4000031238		121.71	121.71	770040109044624		
3306 Jerry Dr, Anderson SC 29624	3306	1994	Fleetwood	3br/2ba	4000035660		155.06	155.06	770040186226771C		
3308 Jerry Dr, Anderson SC 29624	3308	1998	FLEETWOOD	3br/2ba	4000036250		215.09	215.09	770040170167130B		83W212
3312 Jerry Dr, Anderson SC 29624	3312	1998	FLEETWOOD	3br/2ba	4000036310		221.76	221.76	770040170159863B		63CE12
			LAND		1251805011		993.83	993.83			
			LAND		1251804004		66.7	66.7			
			LAND		1251804005		66.7	66.7			
							3638.21	3926.66			
Homeland parK water and sewer- individually metered/city sewer											
Duke Power											
Piedmoint Natural gas(houses only)											

Lot	Address				TMS #		2019 Tax	2020	TITLE	ASSIGN
1	813 Mayfield School Rd., Belton SC 29627	1995	Chandeleur	4br/2ba	4000035944		154.79	154.79	770040140320116B	
2	813 Mayfield School Rd., Belton SC 29627	1999	Fleetwood	3br/2ba	4000036595		230.98	230.98	770040186194250B	
3	813 Mayfield School Rd., Belton SC 29627	1993	Sunshine	3br/2ba	4000021616		154.79	154.79	770040186227605C	
4	813 Mayfield School Rd., Belton SC 29627	2000	Fleetwood	3br/2ba	4000032478		213.66	213.66	770040186220527C	
7	813 Mayfield School Rd., Belton SC 29627	1994	Chandeleur	4br/2ba	4000036341		192.89	192.89	770040170159301B	
8	813 Mayfield School Rd., Belton SC 29627	1999	Redman	3br/2ba	4000037434		241.37	241.37	770760267834520B	
9	813 Mayfield School Rd., Belton SC 29627	1984	Connelle	2br/2ba	4000025428		116.7	116.7	26637110	
10	813 Mayfield School Rd., Belton SC 29627	1997	Fleetwood	3br/2ba	4000038107		241.37	241.37	770760190284199	Y
					2280002012	4.27 acres	779.18	779.18		
							2325.73	2325.73		
	Broadway Water-master metered									
	Duke power									
	All Septic									

Lot	Address				TMS#		2019 Tax	2020 TAX	TITLE
1	1615 Middleton Rd., Anderson SC 29624	1988	TIDWELL	2br/2ba	4000021517		115.04	115.04	770040186193815C
2	1615 Middleton Rd., Anderson SC 29624	1999	FLEETWOOD	3br/2ba	4000038046		245.1	245.1	771110372879953B
3	1615 Middleton Rd., Anderson SC 29624	1984	SCOTT	2br/2ba	4000031243		108.37	108.37	T01591438
4	1615 Middleton Rd., Anderson SC 29624	1998	FLEETWOOD	3br/2ba	4000029058		141.72	141.72	770040186226870C
5	1615 Middleton Rd., Anderson SC 29624	1987	REDMAN	3br/2ba	4000014728		128.38	128.38	34033157
6	1615 Middleton Rd., Anderson SC 29624	1986	AMERICAN	3br/2ba	4000023909		105.03	105.03	26637117
7	1615 Middleton Rd., Anderson SC 29624	1996	GENERAL	3br/2ba	4000034589		161.73	161.73	770040186226441
8	1615 Middleton Rd., Anderson SC 29624	1998	GENERAL	3br/2ba	4000032163		161.73	161.73	770040186226276C
9	1615 Middleton Rd., Anderson SC 29624	1983	GUERDON	Rented Lot	4000025427		0	0	LOT RENT
10	1615 Middleton Rd., Anderson SC 29624	1996	CROWN	3br/2ba	4000025777		165.06	165.06	770040186225666
11	1615 Middleton Rd., Anderson SC 29624	1995	BELMONT	3br/2ba	4000035483		158.39	158.39	770040186225195C
12	1615 Middleton Rd., Anderson SC 29624	1994	WESTFIELD	3br/2ba	4000034542		135.05	135.05	770040186225575
13	1615 Middleton Rd., Anderson SC 29624	1995	REDMAN	3br/2ba	4000035871		148.39	148.39	770040140312642
LAND	1615 Middleton Rd., Anderson SC 29624			5.4 Acres	1540604001		1287.31	1287.31	
							3061.3	3061.3	
	Little River Electric(we have 9 units power included up to $120 per month)								
	Starr Iva Water- master metered								
	All Septic								

Address			TMS #	2019 TAX	2020 TAX	TITLE				
305 Amy ST., Anderson SC 29626	305 Amy	3br/1ba	4000018784	92.5	92.5	770040185405111		1985	WEST	
	Land		099-03-01-006	90.05	90.05					
101 Amy ST., Anderson SC 29626	101 Amy	3br/2ba	4000036679	211.75	211.75	770040195918244B		1997	GENERAL	
	Land		099-03-06-001	93.38	93.38					
111 Anthony Dr., Anderson SC 29626	111 Ant	3br/2ba	4000029123	181.74	181.74	770040195917899B		1998	FLEETWOOD	72C013
	Land		099-04-04-026	90.05	90.05					
113 Anthony Dr., Anderson SC 29626	113 Ant	3br/2ba	4000026980-003	191.74	191.74	770760267830940		1996	FLEETWOOD	6262WS12
	LAnd		099-04-04-019	90.05	90.05					
115 Anthony Dr., Anderson SC 29626	115 Ant	3br/2ba	4000024008-002	181.74	181.74	770760267830411		1995	CLAYTON	9794TN
	LAnd		099-04-04-020	90.05	90.05					
203 Helen Dr., Anderson SC 29626	203 Hel	3br/2ba	4000033843-001	238.43	238.43	770040195918558B		2001	CLAYTON	
	Land		099-04-05-006	90.05	90.05					
101 Christopher Dr., Anderson SC 29626	101 Chris	4br/2ba	4000036636	211.75	211.75	770040186227233B		2000	FLEETWOOD	44W512
	Land		099-04-03-001	90.05	90.05					
103 Christopher Dr., Anderson SC 29626	103 Chris	3br/2ba	4000036646	196.41	198.41	770040195917733B		1999	BUCCANEER	95692
	Land		099-04-03-026	90.05	90.05					
105 Christopher Dr., Anderson SC 29626	105 Chris	3br/2ba	4000036647	191.74	191.74	770040195917428B		1997	FLEETWOOD	87RC12
	Land		099-04-03-025	90.05	90.05					
105 Janice Dr., Anderson SC 29626	105 Jan	3br/2ba	4000038237	265.11	265.11	771110372878260B		1999	BUCCANEER	
	Land		099-04-01-009	90.05	90.05					
107 Janice Dr., Anderson SC 29626	107 Jan	3br/2ba	4000036657	196.41	198.41			1998	FLEETWOOD	8B412
	Land		099-04-01-006	90.05	90.05					
				3157.2	3157.2					
Starr Iva Water-individually metered										
United Utilities/Blue Granite-sewer										
Duke Power										